Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-248702, 333-248702-01,
333-248702-02 and 333-248702-03

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
2.750% Senior Notes due 2031	$ 450,000,000	99.195%	$ 446,377,500	$ 48,700

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated September 10, 2020)

$450,000,000

Rayonier, L.P.

2.750% Senior Notes due 2031

fully and unconditionally guaranteed by Rayonier Inc., Rayonier Operating Company LLC and Rayonier TRS Holdings, Inc.

Rayonier, L.P., a Delaware limited partnership (the “Issuer” or the “Operating Partnership”), is offering $450,000,000 aggregate principal amount of 2.750% senior notes due 2031 (the “notes”). The notes will mature on May 17, 2031. The notes will bear interest at the rate of 2.750% per year. Interest on the notes is payable on May 17 and November 17 of each year, beginning on November 17, 2021. The Issuer may redeem the notes in whole or in part at the redemption prices set forth under “Description of the Notes—Optional Redemption.” In addition, if we experience a Change of Control Triggering Event, we may be required to offer to repurchase the notes from holders unless the notes have already been called for redemption. See “Description of Notes—Change of Control Triggering Event.”

The notes will be our unsecured and unsubordinated indebtedness and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes will initially be fully and unconditionally guaranteed by Rayonier Inc. (the “Parent Guarantor” or “Rayonier”), the sole general partner of the Issuer. Parent Guarantor does not have any material assets other than its investment in the Issuer. The notes will also be initially fully and unconditionally guaranteed by Rayonier Operating Company LLC (“Rayonier Operating Company”) and Rayonier TRS Holdings Inc. (“TRS Holdings,” and together with Rayonier Operating Company, the “subsidiary guarantors”), and in the future, also by any other subsidiaries of the Issuer that guarantee certain of our principal senior indebtedness. The Parent Guarantor’s guarantee and the subsidiary guarantors’ guarantees are referred to collectively herein as the “guarantees.” The guarantees will be unsecured and unsubordinated obligations of the Parent Guarantor and each of the subsidiary guarantors, respectively, and will rank equally with each guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding.

We intend to use the net proceeds from this offering to repay the $250 million outstanding under Rayonier Operating Company’s 2020 incremental term loan facility (the “2020 incremental term loan facility”), and the remainder for general corporate purposes, which may include the repayment of the Issuer’s 3.750% senior notes due 2022 (the “2022 Notes”) at or prior to maturity. See “Use of Proceeds.”

The notes will not be listed on any securities exchange or any automated dealer system. Currently, there is no public market for the notes.

Investing in the notes involves risks that are described under “Risk Factors” beginning on page S-11 of this prospectus supplement and in the combined Annual Report on Form 10-K of Rayonier and the Operating Partnership for the year ended December 31, 2020.

	Per Note	Total

Public offering price(1)	99.195%	$446,377,500

Underwriting discount	0.650%	$2,925,000

Proceeds, before expenses, to us(1)	98.545%	$443,452,500
(1)	Plus accrued interest, if any, from May 17, 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream and the Euroclear System, on or about May 17, 2021.

Joint Book-Running Managers

J.P. Morgan		Credit Suisse

Truist Securities

Lead Manager

Raymond James

Co-Managers

Citigroup	Goldman Sachs & Co. LLC	Morgan Stanley

The date of this prospectus supplement is May 12, 2021.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein or that is contained in a free writing prospectus relating to the notes. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may provide you. We are not making an offer of the notes in any jurisdiction where their offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the cover page of this prospectus supplement and the information incorporated herein by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. You should read this prospectus supplement along with the accompanying prospectus, the documents incorporated by reference herein and therein, as well as any free writing prospectus that is filed. To the extent there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

TERMS USED IN THIS PROSPECTUS SUPPLEMENT

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement to “Rayonier” or “Parent Guarantor” mean Rayonier Inc. and references to the “Issuer” or “Operating Partnership” mean Rayonier, L.P. References to “we,” “us,” and “our” mean collectively Rayonier Inc., the Operating Partnership and entities/subsidiaries owned or controlled by Rayonier and/or its subsidiaries. References in this prospectus supplement to (a) the “subsidiary guarantors” refer to Rayonier Operating Company and TRS Holdings and any other subsidiaries of Rayonier that will fully and unconditionally guarantee the obligations of the Operating Partnership under the notes and (b) the “guarantees” refer to the Parent Guarantor’s and the subsidiary guarantors’ guarantees.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus regarding anticipated financial outcomes, including our earnings guidance, if any, our ability to complete this offering, the gross proceeds and uses of those proceeds, business and market conditions, outlook, expected dividend rate, our ability to execute on business strategies, including our ability to successfully integrate the recently acquired business of Pope Resources (“Pope Resources”), expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

The forward-looking statements also involve significant business, economic, regulatory and competitive uncertainties, many of which are outside of our control. In addition, the following important factors, together with those identified in the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference in this prospectus supplement or the accompanying prospectus, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document:

•	the cyclical and competitive nature of the industries in which we operate;

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•	fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market;

•	entry of new competitors into our markets;

•

changes in global economic conditions and world events, business disruptions arising from public health crises and outbreaks of communicable diseases, including the current outbreak of the virus known as the novel coronavirus;

•	fluctuations in demand for our products in Asia, and especially China;

•	the uncertainties of potential impacts of climate-related initiatives;

•	the cost and availability of third party logging and trucking services;

•	the geographic concentration of a significant portion of our timberland;

•	our ability to identify, finance and complete timberland acquisitions;

•

changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so;

•	adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, windstorms and wildfires;

•

the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability of financing for real estate development and mortgage loans;

•	changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors;

•	changes in key management and personnel; and

•

Rayonier’s ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and changes in tax laws that could adversely affect beneficial tax treatment.

The above description of risks and uncertainties is not all-inclusive, but is designed to highlight what we believe are important factors to consider. For additional factors that could impact future results, please see the section herein entitled “Risk Factors” and similar discussions in our other Securities and Exchange Commission (“SEC”) filings, including, without limitation, the combined Annual Report on Form 10-K of Rayonier and the Operating Partnership for the fiscal year ended December 31, 2020 and the other documents incorporated herein by reference.

All forward-looking statements in this prospectus supplement are based on information available to us on the date of this prospectus supplement. We do not intend to update or revise any forward-looking statements that we may make in this prospectus supplement or other documents, reports, filings or press releases, except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings are available to the public at the SEC’s website at http://www.sec.gov. Our filings are also available on our corporate website at http://www.rayonier.com. The information contained on our website, other than the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement and the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC (File No. 001-06780) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed (other than, in each case, any documents or information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such documents or information are to be considered “filed” under the Exchange Act):

•

the combined Annual Report on Form 10-K of Rayonier and the Operating Partnership for the fiscal year ended December 31, 2020 (the “Form 10-K”) (including the portions of Rayonier’s Definitive Proxy Statement for the 2021 Annual Meeting of Shareholders, filed with the SEC on April 7, 2021 and incorporated by reference therein), filed on February 22, 2021;

•	the combined Quarterly Report on Form 10-Q of Rayonier and the Operating Partnership for the three months ended March 31, 2021, filed with the SEC on May 6, 2021;

•

the Current Report on Form 8-K/A of Rayonier and the Operating Partnership filed with the SEC on July 17, 2020 (solely with respect to Exhibits 23.1, 99.6, 99.7, 99.8 and 99.9); the Current Reports on Form 8-K of Rayonier and the Operating Partnership filed with the SEC on January  19, 2021 and May 12, 2021;

•

the audited consolidated financial statements of Pope Resources, as of and for the years ended December 31, 2019 and 2018 (incorporated by reference to Pope Resources’ Form 10-K, filed with the SEC on February 28, 2020); and

•

the unaudited consolidated financial statements of Pope Resources as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 (incorporated by reference to Pope Resources’ Form 10-Q, filed with the SEC on May 6, 2020).

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We make available free of charge on or through our website, www.rayonier.com, the combined annual reports on Form 10-K of Rayonier and the Operating Partnership, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports and statements filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any other documents available on our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings free of charge by writing or telephoning us at the following address or telephone number:

Investor Relations Department

Rayonier Inc.

1 Rayonier Way

Wildlight, FL 32097

(904) 357-9100

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, covering the securities to be offered and sold by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC’s website. Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

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SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in their entirety to understand fully the terms of the notes. You should also read the “Risk Factors” section contained in this prospectus supplement for more information about important risks that you should consider before making an investment decision.

The Company

We are a leading timberland REIT with assets located in some of the most productive softwood timber growing regions in the U.S. and New Zealand. We invest in timberlands and actively manage them to provide current income and attractive long-term returns to our shareholders. We conduct our business through an umbrella partnership real estate investment trust (“UPREIT”) structure in which our assets are owned by the Operating Partnership and its subsidiaries. Rayonier manages the Operating Partnership as its sole general partner. Our revenues, operating income and cash flows are primarily derived from the following core business segments: Southern Timber, Pacific Northwest Timber, New Zealand Timber, Timber Funds, Real Estate, and Trading. As of March 31, 2021, we owned, leased or managed approximately 2.7 million acres of timberlands located in the U.S. South (1.75 million acres), U.S. Pacific Northwest (507,000 acres) and New Zealand (417,000 gross acres, or 296,000 net plantable acres). We also act as the managing member in a private equity timber fund business with three funds comprising approximately 141,000 acres. On a “look-through” basis, our ownership in the timber fund business equates to approximately 17,000 acres. In addition, we engage in the trading of logs from New Zealand and Australia to Pacific Rim markets, primarily to support our New Zealand export operations. We have an added focus to maximize the value of our land portfolio by pursuing higher and better use (“HBU”) land sale opportunities, subject to certain limitations applicable to REITs.

We originated as the Rainier Pulp & Paper Company founded in Shelton, Washington in 1926. On June 27, 2014, Rayonier completed the tax-free spin-off of its Performance Fibers manufacturing business from its timberland and real estate operations, thereby becoming a “pure-play” timberland REIT. In connection with the acquisition of Pope Resources, on May 7, 2020, through a series of mergers, Rayonier transferred all of its assets to the Operating Partnership. On May 8, 2020, the Operating Partnership acquired Pope Resources and issued approximately 4.45 million operating partnership units (“OP Units”) in the Operating Partnership as partial merger consideration. These OP Units are generally considered to be economic equivalents to Rayonier common shares and receive distributions equal to the dividends paid on Rayonier common shares. We currently own a 97.0% interest in the Operating Partnership and corresponding portion of taxable income or loss.

Under our REIT structure, we are generally not required to pay U.S. federal income taxes on our earnings from timber harvest operations and other REIT-qualifying activities contingent upon meeting applicable distribution, income, asset, shareholder and other tests. Certain operations are conducted through our taxable REIT subsidiaries and are subject to U.S. federal and state corporate income tax.

Our common shares are publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RYN.” Rayonier is a North Carolina corporation and the Operating Partnership is a Delaware limited partnership, with executive offices located at 1 Rayonier Way, Wildlight, Florida 32097. Our telephone number is (904) 357-9100 and our website address is www.rayonier.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus unless it is otherwise filed with the SEC.

Competitive Strengths

We believe that we distinguish ourselves from other timberland owners and other alternative asset investments through the following competitive strengths:

•

Leading pure-play Timberland REIT.    We are differentiated from other publicly-traded timberland REITs in that we are invested exclusively in timberlands and real estate and do not own any pulp, paper or wood products manufacturing assets. We are the largest publicly-traded “pure-play” timberland REIT, which provides our investors with a focused, large-scale timberland investment alternative without taking on the risks and volatility inherent in direct ownership of forest products manufacturing assets.

•

Well-positioned for a sustainable, low-carbon economy.    Our forests mitigate climate change through carbon sequestration and further support clean air and water and wildlife habitats—all while being sustainably managed through continuous cycles of growth and harvest. Our trees not only remove carbon from the atmosphere through photosynthesis while growing, but even after harvesting, a significant portion of the carbon removed from our forests can remain stored for an extended period of time within the wood products produced from our timber. Life cycle assessment studies have demonstrated that wood-based building products generate fewer greenhouse gas emissions as compared to other building materials, such as concrete and steel. We intend to be an industry leader in the rigor by which we measure our carbon footprint, the transparency of our disclosure, and in capitalizing on our ability to offer low-carbon solutions.

•

Located in premier softwood growing regions with access to strong markets.    Our geographically diverse timberland holdings are strategically located in core softwood producing regions, including the U.S. South, U.S. Pacific Northwest and New Zealand. Our most significant timberland holdings are located in the U.S. South, in close proximity to a variety of established pulp, paper and wood products manufacturing facilities and export facilities, which provide a steady source of competitive demand for both pulpwood and higher-value sawtimber products. Our Pacific Northwest and New Zealand timberlands benefit from strong domestic sawmilling markets and are located near ports to capitalize on export markets serving the Pacific Rim.

•

Attractive pipeline of HBU opportunities.    We have a dedicated HBU platform with an established track record of selling rural and development HBU properties across our portfolio at strong premiums to timberland values. We continuously evaluate the highest-and-best-use of our lands and seek to capitalize on identified HBU opportunities through strategies uniquely tailored to maximize value, including selectively pursuing land-use entitlements and infrastructure improvements through one of our taxable REIT subsidiaries. Much of our HBU activity is concentrated in the U.S. South, where we own approximately 200,000 acres of timberlands located in the vicinity of Interstate 95 primarily north of Daytona Beach, FL and south of Savannah, GA.

•

Sophisticated log marketing capabilities serving various pacific rim markets.    We conduct a log trading operation based in New Zealand, which serves timberland owners in New Zealand and Australia and provides access to key export markets in China, South Korea and India. This operation provides us with superior market intelligence and economies of scale, both of which add value to our timber export operations and contribute to our earnings and cash flows, with minimal investment.

•

Advantageous structure and capitalization.    Under our REIT structure, we are generally not required to pay U.S. federal income taxes on our earnings from timber harvest operations and other REIT-qualifying activities, which allows us to optimize the value of our portfolio in a tax efficient manner. We also maintain a strong credit profile and have investment grade debt ratings. We believe that our advantageous REIT structure and conservative capitalization provide us with a competitive cost of capital and significant financial flexibility to pursue growth initiatives.

Business Strategy

Our business strategy consists of the following key elements:

•

Manage our Timberlands on a sustainable yield basis for long-term results.    We generate recurring income and cash flow from the harvest and sale of timber and intend to actively manage our timberlands to maximize net present value over the long term by achieving an optimal balance among biological timber growth, generation of cash flow from harvesting activities, and responsible environmental stewardship. Our harvesting strategy is designed to produce a long-term, sustainable yield, although we may adjust harvest levels periodically in response to then-current market conditions.

•

Capitalize on advantageous net carbon position.    We estimate that our timberlands absorb more carbon than we emit in our operations. As such, we are positioning ourselves to take advantage of increasing demands for carbon solutions by companies, governments and investors. In 2020 we completed a rigorous analysis of our carbon footprint and developed a framework for collecting and reporting such data to our investors and other stakeholders. We expect that the unique environmental attributes of our forestry assets will play an increasingly important role in our efforts to create value over time.

•

Apply advanced silviculture to increase the productivity of our Timberlands.    We use our forestry expertise and disciplined financial approach to determine the appropriate silviculture programs and investments to maximize returns. This includes re-planting a significant portion of our harvested acres with improved seedlings we have developed through decades of research and cultivation. Over time, we expect these improved seedlings will result in higher volumes per acre and a higher value product mix.

•

Increase the size and quality of our Timberland holdings through acquisitions.    We intend to selectively pursue timberland acquisition opportunities that improve the average productivity of our timberland holdings and support cash flow generation from our annual harvesting activities. Our acquisition strategy employs a disciplined approach with rigorous adherence to strategic and financial metrics. Generally, we expect to focus our acquisition efforts on the most commercially desirable timber-producing regions of the U.S. South, the U.S. Pacific Northwest and New Zealand. We may also consider acquisition opportunities outside of our existing operating areas where we anticipate favorable long-term market dynamics and financial returns. In 2020, we acquired Pope Resources, which significantly expanded and enhanced our Pacific Northwest timberland and real estate portfolio with the addition of approximately 120,000 acres of fee timberland and 4,000 leased acres. We acquired an additional 13,000 acres of fee timberland in 2020, 69,000 acres in 2019 and 26,000 acres in 2018. Additionally, we acquired leases or long-term forestry rights covering approximately 2,000 acres in 2020, 2,000 acres in 2019, and 4,000 acres in 2018.

•

Optimize our portfolio value.    We continuously assess potential alternative uses of our timberlands, as some of our properties may become more valuable for development, residential, recreation, conservation, carbon sequestration or other purposes. Subject to certain limitations applicable to REITs, we intend to capitalize on such higher-valued uses by opportunistically monetizing HBU properties and/or land-use rights in our portfolio. We generally expect that sales of HBU property will comprise approximately 1% to 2% of our Southern timberland holdings on an annual basis. While the majority of our HBU sales involve rural and recreational land, we also selectively pursue various land-use entitlements and improvements on certain properties for residential, commercial and industrial development in order to fully realize the enhanced long-

term value potential of such properties. We further have an added strategic focus to evaluate and advance ecosystem monetization alternatives, including the long-term development of forest carbon markets.

•

Focus on Timberland operations to support cash flow generation.    As described above, we rely primarily on annual harvesting activities and, subject to certain limitations applicable to REITs, ongoing sales of HBU properties to generate cash flow from our timberland holdings. However, we also periodically generate income and cash flow from the sale of non-strategic and/or non-HBU timberlands, in particular as we seek to optimize our portfolio by disposing of less desirable properties or to fund capital allocation priorities, including share repurchases, debt repayment or acquisitions. Our strategy is to limit reliance on planned sales of non-HBU timberlands to augment cash flow generation and instead rely primarily on supporting cash flow from the operation, rather than sale, of our timberlands. We believe this strategy will support the sustainability of our harvesting activities over the long term.

•

Promote responsible stewardship and best-in-class disclosure.    We are committed to responsible stewardship, environmentally and economically sustainable forestry, and positive climate change solutions. As such, we are focused on continuing to develop and integrate robust environmental, social and governance policies and best practices within our business. We further intend to be an industry leader in transparent disclosure, particularly relating to our timberland holdings, harvest schedules, inventory, age-class profiles, carbon footprint and other meaningful data regarding our long-term sustainability. We believe our continued commitment to transparency and the stewardship of our assets and capital will allow us to maintain our timberlands’ productivity, more effectively attract and deploy capital and enhance our reputation as a preferred timber industry supplier and employer.

The Offering

The following summary describes the principal terms of the notes and is not intended to be complete. Certain of the terms described below are subject to important limitations and exceptions. See “Description of the Notes” for a more detailed description of the terms of the notes. All references in the following summary of terms to “we,” “our” and “us” refer to only the Operating Partnership and not Rayonier and its other subsidiaries.

Issuer	Rayonier, L.P.

Securities Offered	$450 million aggregate principal amount of 2.750% Senior Notes due 2031.

Maturity	The notes will mature on May 17, 2031.

Interest	The notes will bear interest at the rate of 2.750% per year. Interest on the notes is payable on May 17 and November 17 of each year, beginning on November 17, 2021. Interest on the notes will accrue from and including May 17, 2021.

Optional Redemption	We may redeem the notes at our option, in whole or in part, at any time prior to the Par Call Date (as defined in “Description of the Notes—Optional Redemption”) (three months prior to the maturity date of the notes) at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon assuming the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Notes—Optional Redemption”), plus 20 basis points, plus accrued and unpaid interest on the notes to the redemption date.

We may redeem the notes at our option, in whole or in part at any time on or after the Par Call Date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes to the redemption date.

Offer to Purchase Upon a Change of Control Triggering Event	If we experience a “Change of Control Triggering Event” (as defined in “Description of the Notes—Change of Control Triggering Event—Definitions”), we will be required, unless we have exercised our right to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Guarantees	The notes will initially be fully and unconditionally guaranteed by Parent Guarantor, Rayonier Operating Company and TRS Holdings, and in the future, also by any of the Operating Partnership’s other subsidiaries that guarantee certain principal senior indebtedness.

Ranking	The notes will be our unsecured and unsubordinated indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

The guarantees will be unsecured and unsubordinated obligations of each guarantor and will rank equally with each guarantor’s current and future unsecured and unsubordinated indebtedness.

The notes and the guarantees will effectively rank junior to any of our and the guarantors’ current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of March 31, 2021, we and our guarantors had no secured indebtedness outstanding.

The notes will not be guaranteed by all of Rayonier’s subsidiaries and will therefore be effectively subordinated to all existing and future liabilities of Rayonier’s subsidiaries that are not guaranteeing the notes (excluding any amounts owed by such subsidiaries to us). For the year ended December 31, 2020 and quarter ended March 31, 2021, respectively, Rayonier’s non-guarantor subsidiaries had sales of approximately $859.2 million (or 100% of total consolidated sales) and $191.4 million (or 100% of total consolidated sales) and net income of approximately $111.0 million (or 373% of total consolidated net income) and $33.1 million (or 220% of total consolidated net income). As of March 31, 2021, the total liabilities of Rayonier’s non-guarantor subsidiaries were approximately $368.1 million. The total assets of Rayonier’s non-guarantor subsidiaries were approximately $4.156 billion (or 111% of total consolidated assets) (which included approximately $551.6 million of intercompany receivables) as of March 31, 2021. As of March 31, 2021, Rayonier’s non-guarantor subsidiaries had $126.5 million of indebtedness outstanding. For additional information regarding our non-guarantor subsidiaries, please see our financial statements and the notes related thereto in the documents incorporated by reference in this prospectus supplement.

Use of Proceeds	Net proceeds from this offering are expected to be approximately $442.3 million. We intend to use the net proceeds from this offering to repay the $250 million outstanding under the 2020 incremental term loan facility, and the remainder for general corporate purposes, which may include the repayment of the 2022 Notes at or prior to maturity. See “Use of Proceeds.”

Certain Covenants	The indenture governing the notes will, among other things, limit our ability to:

•	incur secured indebtedness;

•	enter into certain sale and leaseback transactions; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

The above restrictions are subject to significant exceptions. See “Description of the Notes—Covenants.”

Form and Denomination	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances	We may, from time to time, without the consent of or notice to holders of the notes, issue and sell notes identical to the notes offered hereby in all respects (other than the issue date, and to the extent applicable, issue price, first date of interest accrual and first interest payment date of such notes), so that such additional notes shall be consolidated and form a single series with the notes offered hereby for all purposes, including voting.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and in the combined Annual Report on Form 10-K of Rayonier and the Operating Partnership for the year ended December 31, 2020 for a description of certain risks you should consider before investing in the notes.

Governing Law	New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Summary Historical Consolidated Financial Data

The following tables present a summary of our historical consolidated financial data as of the dates and for the periods indicated. Our summary financial data as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 have been derived from, and should be read together with and are qualified in their entirety by reference to, our audited consolidated financial statements and related notes thereto contained in the combined Annual Report on Form 10-K of Rayonier and the Operating Partnership for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement. The summary consolidated financial information as of and for the three months ended March 31, 2021 and March 31, 2020 has been derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results for our full fiscal year ending December 31, 2021.

Our summary financial data set forth below does not contain all of the information you should consider before making an investment decision with respect to the notes and should be read in conjunction with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the combined Annual Report on Form 10-K of Rayonier and the Operating Partnership for the fiscal year ended December 31, 2020 and the combined Quarterly Report on Form 10-Q of Rayonier and the Operating Partnership for the three months ended March 31, 2021, which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.

	Three months ended March 31,		Year ended December 31,
(in thousands)	2021	2020	2020	2019	2018

Income Statement Data:
Sales	$191,447	$259,130	$859,154	$711,556	$816,138

Costs and expenses:
Cost of sales	(151,378)	(209,499)	(712,436)	(558,350)	(605,259)
Selling and general expenses	(14,032)	(9,968)	(50,645)	(41,646)	(41,951)
Other operating (expense) income, net	2,448	(1,111)	(21,685)	(4,533)	1,140

	(162,962)	(220,578)	(784,766)	(604,529)	(646,070)

Operating income	28,485	38,552	74,388	107,027	170,068
Interest expense	(10,028)	(8,216)	(38,768)	(31,716)	(32,066)
Interest and miscellaneous (expense) income, net	(4)	(209)	1,173	5,307	4,564

Income before income taxes	18,453	30,127	36,793	80,618	142,566
Income tax expense	(3,421)	(3,706)	(7,009)	(12,940)	(25,236)

Net income(a)	15,032	26,421	29,784	67,678	117,330
Less: Net loss (income) attributable to noncontrolling interests in consolidated affiliates	(3,843)	(567)	7,828	(8,573)	(15,114)

Net Income Attributable to Rayonier, L.P.(a)	$11,189	$25,854	$37,612	$59,105	$102,216

	Three months ended March 31,		Year ended December 31,
(in thousands)	2021	2020	2020	2019	2018
Less: Net income attributable to noncontrolling interests in the Operating Partnership	(341)	—	(528)	—	—

Net Income Attributable to Rayonier Inc.(a)	$10,848	$25,854	$37,084	$59,105	$102,216

Balance Sheet Data (at end of period):
Cash and cash equivalents, excluding Timber Funds	$77,946	$132,362	$80,454	$68,735	$148,374
Cash and cash equivalents, Timber Funds	4,674	—	4,053	—	—
Restricted cash	475	475	2,975	1,233	8,080
Total assets	3,749,584	2,787,750	3,728,733	2,860,996	2,780,666
Long-term debt, net of deferred financing costs, excluding Timber Funds	1,299,433	1,055,270	1,300,336	973,129	972,567
Long-term debt, net of deferred financing costs, Timber Funds	59,967	—	60,179	—	—
Total shareholders’ equity	1,909,921	1,399,668	1,862,645	1,537,642	1,654,550

(a)	The 2020 results include $28.7 million related to Large Dispositions (as defined below).

Non-GAAP Financial Measures

We include or incorporate by reference into this prospectus supplement certain financial measures, including Adjusted EBITDA, which is not defined by generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income or any other financial performance measure derived in accordance with GAAP. Management considers Adjusted EBITDA to be important in order to estimate the enterprise and shareholder values of the Company as a whole and of its core segments, and for allocating capital resources. In addition, analysts, investors and creditors use Adjusted EBITDA when analyzing our operating performance, financial condition and cash generating ability. Management uses Adjusted EBITDA as a performance measure. Adjusted EBITDA as defined by Rayonier may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating income (loss) attributable to noncontrolling interests in Timber Funds, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events and Large Dispositions.

The following table presents our Adjusted EBITDA and reconciles our net income to our Adjusted EBITDA for the periods indicated:

	Three months ended March 31,		Year ended December 31,
(in millions)	2021	2020	2020	2019	2018
Net Income	$15.0	$26.4	$29.8	$67.7	$117.3
Operating (income) loss attributable to NCI in Timber Funds	(1.1)	—	11.6	—	—
Interest, net attributable to NCI in Timber Funds	0.1	—	0.5	—	—
Income tax expense attributable to NCI in Timber Funds	—	—	0.2	—	—
Net income (Excluding NCI in Timber Funds)	$14.0	$26.4	$42.1	$67.7	$117.3
Interest, net and miscellaneous income attributable to Rayonier	9.9	8.1	38.0	29.1	29.7
Income tax expense attributable to Rayonier	3.5	3.7	6.8	12.9	25.2
Depreciation, depletion and amortization attributable to Rayonier	40.3	34.4	154.7	128.2	144.1
Non-cash cost of land and improved development	1.8	0.4	30.4	12.6	23.6
Timber write-offs resulting from casualty events attributable to Rayonier(a)	—	—	7.9	—	—
Non-operating income	—	0.3	(0.9)	(2.7)	(2.2)
Costs related to the merger with Pope Resources(b)	—	2.5	17.2	—	—
Large Dispositions(c)	—	(28.7)	(28.7)	—	—

Adjusted EBITDA	$69.5	$47.1	$267.4	$247.8	$337.7

(a)	“Timber write-offs resulting from casualty events” include the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events which cannot be salvaged.

(b)	“Costs related to the merger with Pope Resources” include legal, accounting, due diligence, consulting and other costs related to the merger with Pope Resources.

(c)	Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.

RISK FACTORS

This offering involves a high degree of risk. Before deciding to invest in the notes, you should consider carefully the risks and uncertainties described below and the risks relating to our businesses, which are incorporated by reference in this prospectus supplement and the accompanying prospectus from the combined Annual Report on Form 10-K of Rayonier and the Operating Partnership for the year ended December 31, 2020 and all of the other information included or incorporated by reference in this prospectus supplement. If any of these risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

We have a holding company structure in which the subsidiaries of Rayonier conduct our operations and own our operating assets.

Rayonier is structured as an UPREIT under which substantially all of its business is conducted through the Operating Partnership. Rayonier is the sole general partner of the Operating Partnership, and has no material assets other than its investment in the Operating Partnership. The Operating Partnership’s ability to make required payments on the notes depends on the performance of the operating subsidiaries of the Operating Partnership and their ability to distribute funds to the Operating Partnership. The ability of the subsidiaries of the Operating Partnership to make distributions may be restricted by, among other things, our credit facilities and applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, or to repurchase the notes upon the occurrence of a change of control triggering event, we may be required to adopt one or more alternatives, such as a refinancing of the notes or a sale of assets. We may not be able to refinance the notes or sell assets on acceptable terms, or at all. Although Rayonier and the subsidiary guarantors will guarantee the Operating Partnership’s payment obligations on the notes, these guarantees may be released under certain circumstances. See “—The notes and the guarantees will be unsecured and effectively subordinated to the Operating Partnership, the Parent Guarantor and the subsidiary guarantors’ existing and future secured indebtedness” and “Description of the Notes—Guarantees.”

The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that the Operating Partnership, Rayonier or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests, if any, of those subsidiaries.

Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests, if any, and their trade creditors before they will be able to distribute any of their assets to us. For the year ended December 31, 2020 and the quarter ended March 31, 2021, respectively, Rayonier’s non-guarantor subsidiaries had sales of approximately $859.2 million (or 100% of total consolidated sales) and $191.4 million (or 100% of total consolidated sales) and net income of approximately $111.0 million (or 373% of total consolidated net income) and $33.1 million (or 220% of total consolidated net income). As of March 31, 2021, the total liabilities of our non-guarantor subsidiaries were approximately $368.1 million. The total assets of our non-guarantor subsidiaries were approximately $4.156 billion as of March 31, 2021 (or 111% of total consolidated assets) (which included approximately $551.6 million of intercompany receivables). As of March 31, 2021, our non-guarantor subsidiaries had $126.5 million of indebtedness outstanding. The indenture governing the notes does not limit the ability of our non-guarantor subsidiaries to incur additional indebtedness.

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We currently have, and following this offering will continue to have, a substantial amount of indebtedness. As of March 31, 2021, on as adjusted basis to give effect to this offering and the application of the net proceeds therefrom, we had total debt of approximately $1.551 billion, which, in addition to the notes offered hereby, included $325 million principal amount of the 2022 Notes, $350 million outstanding under our term loan facility, $300 million outstanding under the incremental term loan facility, $24.1 million outstanding under our New Zealand subsidiary noncontrolling interest shareholder loan, $45.0 million outstanding under our Northwest Farm Credit Services Credit Facility, $25.0 million outstanding under our Fund II Mortgages Payable and $32.4 million outstanding under our Fund III Mortgages Payable. See “Capitalization.” We may also incur additional indebtedness in the future. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for and reacting to changes in the industries in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial indebtedness.

The Operating Partnership, Rayonier and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes offered hereby do not prohibit the Operating Partnership, Rayonier or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes offered hereby and the related guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of any such proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

We may be unable to service our indebtedness, including the notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

The notes and the guarantees will be unsecured and effectively subordinated to any secured indebtedness of the Operating Partnership, the Parent Guarantor and the subsidiary guarantors.

The notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to any secured indebtedness of the Operating Partnership and that of each guarantor (to the extent of the assets securing such indebtedness). Additionally, the indenture governing the notes permits the Operating Partnership and certain of its subsidiaries to incur additional secured indebtedness in the future subject to certain limitations, and does not restrict Rayonier from incurring secured debt. As of March 31, 2021, our non-guarantor subsidiaries had $102.4 million of secured debt outstanding. In the event that we or a guarantor are declared bankrupt, becomes insolvent or are liquidated or reorganized, any indebtedness that ranks ahead of the notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of the Operating Partnership’s or the guarantors’ unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in the remaining assets. In any of the foregoing events or in the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a non-guarantor subsidiary, as described below, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided (and the notes would then become structurally subordinated to the indebtedness and other liabilities of the guarantor), or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

As of March 31, 2021, the total liabilities of the Parent Guarantor and the subsidiary guarantors were approximately $1.885 billion.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you, however, as to what standard a court would apply in making these determinations.

The Change of Control Triggering Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event with respect to the notes, the Operating Partnership will be required to make an offer to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest, if any, accrued to, but not including, the repurchase date, unless the notes have already been called for redemption. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as certain acquisitions, restructurings, including those to be completed in connection with the mergers, recapitalizations or “going private” transactions) that could negatively impact the value of your notes. For a Change of Control Triggering Event to occur, there must be both a Change of Control and a ratings downgrade to below investment grade by each Rating Agency (as defined in the indenture). As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Triggering Event, you would not have any rights to require the Operating Partnership to repurchase the notes prior to their maturity or to otherwise seek any remedies.

The Operating Partnership may not be able to repurchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes and other indebtedness.

We will be required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, unless the notes have already been called for redemption. However, the Operating Partnership may not have sufficient funds to repurchase the notes in cash if and when required to do so. In addition, the ability of the Operating Partnership to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes and other indebtedness.

Our credit ratings may not reflect all risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

There is no assurance that any active trading market will develop for the notes.

There is no established public market for the notes. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue their market-making activities at any time without notice. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. Therefore, no assurance can be given that a market for the notes will develop or continue, as to the liquidity of any market that does develop or as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

We do not intend to apply for listing of the notes on any securities exchange or any automated dealer system. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;
•	our operating performance and financial condition;
•	the market for similar securities;
•	the interest of securities dealers in making a market in the notes; and
•	prevailing interest rates.

If the Operating Partnership failed to qualify as a partnership for U.S. federal income tax purposes, then the amount of cash available for payment of principal and interest on the notes could be substantially reduced.

We believe that the Operating Partnership is properly treated as a partnership for U.S. federal income tax purposes. As a partnership, the Operating Partnership is not subject to U.S. federal income tax on its income. We cannot assure you, however, that the Internal Revenue Service (“IRS”) will not challenge the status of the Operating Partnership as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating the Operating Partnership as an entity taxable as a corporation for U.S. federal income tax purposes, the Operating Partnership could be subject to significant entity-level taxation, which could substantially reduce its cash available for payment of principal and interest on the notes.

If the IRS makes audit adjustments to the Operating Partnership’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from the Operating Partnership, in which case the amount of cash available for payment of principal and interest on the notes could be substantially reduced.

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto could be assessed and collected, at the partnership level. In the event of an IRS audit, absent available elections, it is possible the Operating Partnership could be required to pay additional taxes, interest and penalties as a result of an audit adjustment. If the Operating Partnership is required to make any such payments of taxes, penalties and interest, its cash available for payment of principal and interest on the notes could be substantially reduced.

The novel coronavirus (COVID-19) pandemic could materially adversely affect our financial condition and results of operations.

Epidemics, pandemics or other such crises or public health concerns in regions of the world where we have operations or sell products, could result in the disruption of our business. Specifically, the ongoing COVID-19 pandemic has resulted in increased travel restrictions and extended shutdowns of certain businesses around the world, as well as a deterioration of general economic conditions. These or any governmental or other regulatory developments or health concerns in countries in which we operate or export to could result in operational restrictions or social and economic instability, or labor shortages. At this point in time, there is substantial uncertainty relating to the potential impact of COVID-19 on our business. Infections may continue to spread, which could limit our ability to timely harvest, sell and transport our timber, restrict our operations or cause supply chain disruptions for us and our customers. In addition, we also face risks and costs associated with implementation of business continuity plans and modified work conditions, including making required resources available to our workforce to enable them to continue essential work. Any of these developments could have a negative impact on our business, financial condition and operating results. In addition, the COVID-19 pandemic could continue to adversely affect the economies and markets of many countries, resulting in a further economic downturn that could impact the pricing or demand for timber, real estate, and especially housing, which could have an adverse effect on our business, operating results and financial condition, as well as market value of our securities. Further, our customers may be negatively impacted due to the general decline in business and operating conditions and constraints on their own liquidity and access to capital relating to COVID-19, which could increase our counterparty credit exposure. The continued spread of COVID-19 has also led to disruption and volatility in the global capital markets. This could lead to further volatility in interest and exchange rates, increase our cost of capital, and adversely impact our access to capital, credit ratings or overall liquidity.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to repay the $250 million outstanding under the 2020 incremental term loan facility, and the remainder for general corporate purposes, which may include the repayment of the 2022 Notes at or prior to maturity.

As of March 31, 2021, we had $250 million outstanding under the 2020 incremental term loan facility. Borrowings under the 2020 incremental term loan facility had a variable interest rate of 2.0% as of March 31, 2021. The 2020 incremental term loan facility matures on April 16, 2025. For more information on the 2020 incremental term loan facility, see Note 9 (Debt) in the combined Quarterly Report on Form 10-Q of Rayonier and the Operating Partnership for the three months ended March 31, 2021.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2021 on an actual basis and an as adjusted basis to give effect to this offering and the application of the net proceeds therefrom as set forth in “Use of Proceeds.”

The actual information in the table is derived from, and you should read the information below in conjunction with, our financial statements and the accompanying notes thereto incorporated by reference in this prospectus supplement. The table should also be read together with the section entitled “Use of Proceeds,” included elsewhere in this prospectus supplement and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement.

(in thousands)	Actual	As adjusted
Cash and cash equivalents	$82,620	$274,939

Debt:
Revolving Credit Facility borrowings due 2025(1)	—	—
3.750% Senior Notes due 2022(2)	325,000	325,000
Term Loan Facility borrowings due 2028(3)	350,000	350,000
Incremental Term Loan Facility borrowings due 2026(4)	300,000	300,000
2020 Incremental Term Loan Facility borrowings due 2025(5)	250,000	—
Other debt(6)	126,454	126,454

2.750% Senior Notes due 2031 offered hereby	—	450,000

Total debt	1,351,454	1,551,454

Total shareholders’ equity(7)	2,047,911	2,047,911

Total capitalization	$3,399,365	$3,599,365

(1)	Rayonier, and TRS Holdings and Rayonier Operating Company, each a wholly owned subsidiary of Rayonier, are borrowers under our revolving credit facility. Rayonier, TRS Holdings and Rayonier Operating Company each guarantee the obligations of the other borrowers under such credit facility.

(2)	The 2022 Notes were issued by Rayonier Inc. On May 7, 2020, Rayonier contributed its 100% ownership interest in Rayonier Operating Company (the “Contribution”) to the Operating Partnership. As a result of the Contribution, the Operating Partnership expressly assumed all the obligations of Rayonier with respect to the outstanding 2022 Notes and Rayonier agreed to irrevocably, fully and unconditionally guarantee jointly and severally, the obligations of the Operating Partnership under the Indenture, including the 2022 Notes. The Operating Partnership is the current issuer of the 2022 Notes. The subsidiary guarantors and Parent Guarantor have guaranteed the 2022 Notes fully and unconditionally on a joint and several basis.

(3)	Rayonier Operating Company is the borrower under our term loan facility. Rayonier and TRS Holdings each guarantee the obligations of Rayonier Operating Company under such credit facility.

(4)	Rayonier Operating Company is the borrower under the incremental term loan facility. Rayonier and TRS Holdings each guarantee the obligations of Rayonier Operating Company under such credit facility.

(5)	Rayonier Operating Company is the borrower under the 2020 incremental term loan facility. Rayonier and TRS Holdings each guarantee the obligations of Rayonier Operating Company under such credit facility.

(6)	Includes $102.4 million of debt assumed in connection with the acquisition of Pope Resources and $24.1 million outstanding under our New Zealand subsidiary noncontrolling interest shareholder loan.

(7)	Includes $138 million of noncontrolling interests in Operating Partnership and $381 million of noncontrolling interests in consolidated affiliates.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the “senior debt securities” of the Operating Partnership set forth in the accompanying prospectus, to which reference is made. References to “we,” “us” and “our” in this section are only to the Operating Partnership and not to its subsidiaries or Rayonier.

General

The notes will be issued as a series of senior debt securities under the Indenture, dated as of September 9, 2020 (the “base indenture”), among us, Rayonier, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture. As used herein, the “indenture” refers to the base indenture as so supplemented with respect to the notes. The terms of the indenture are more fully described in the accompanying prospectus. The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The following summary of certain provisions of the notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture. Certain terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the notes or the indenture, as the case may be.

The notes will mature on May 17, 2031. We will pay interest on the notes at the rate of 2.750% per year semi-annually in arrears on May 17 and November 17 of each year, beginning on November 17, 2021, to the registered holders of the notes on the preceding May 1 or November 1, as the case may be. Interest will accrue from and including May 17, 2021.

If any interest payment date or the maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date or the maturity date, as the case may be, to the date of such payment on the next succeeding business day. As used in this prospectus supplement, “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized by law, regulation or executive order to remain closed.

We are offering the notes in the aggregate principal amount of $450 million. We may, without the consent of any of the holders of the notes, issue and sell additional notes having the same terms as the notes offered hereby (other than the issue date, and to the extent applicable, issue price, first date of interest accrual and first interest payment date of such notes), so that such additional notes shall be consolidated and form a single series with the notes offered hereby for all purposes, including voting.

The notes will be our unsecured obligations and will rank equally with our other unsecured indebtedness that is not subordinated to the notes. The notes will be effectively subordinated to any future secured indebtedness we incur to the extent of the value of the assets securing such indebtedness and to all outstanding liabilities and preferred equity of our subsidiaries. See “Risk Factors—The notes and the guarantees will be unsecured and effectively subordinated to the secured indebtedness of the Operating Partnership, the Parent Guarantor and the subsidiary guarantors.”

The notes will be issued in registered form in denominations of $2,000 and whole multiples of $1,000 in excess of that amount in book-entry form only. See “—Book-Entry Delivery and Settlement,” below.

Guarantees

The notes will initially be fully and unconditionally guaranteed, jointly and severally on a senior unsecured and unsubordinated basis, by Rayonier, TRS Holdings, and Rayonier Operating Company LLC, each of which guarantees the Primary Senior Indebtedness, and in the future, also by any of our other subsidiaries that guarantee the Primary Senior Indebtedness. The guarantee of each guarantor will be a senior unsecured obligation of that guarantor and will be equal in right of payment to all existing and future senior indebtedness of that guarantor, effectively subordinated to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all of the existing and future indebtedness and other liabilities of any non-guarantor subsidiary of the guarantors.

Each guarantor will jointly and severally guarantee our obligations under the notes. The obligations of each guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

Each guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.

A subsidiary guarantor will be released and discharged from its obligations with respect to the notes under the indenture provided no Default has occurred and is continuing under the indenture:

(a)	upon the sale, exchange or transfer, whether by way of merger or otherwise, other than to Rayonier or a subsidiary of Rayonier and as permitted by the indenture, of all of the Operating Partnership’s direct or indirect limited partnership or other equity interests in such guarantor;

(b)	upon the merger of such guarantor into the Operating Partnership or another guarantor or the liquidation and dissolution of such guarantor, to the extent not prohibited by the indenture;

(c)	upon the dissolution of such subsidiary guarantor;

(d)	upon such subsidiary guarantor otherwise ceasing to be our subsidiary;

(e)	Upon satisfaction and discharge or defeasance of the indenture in accordance with the terms of the indenture or as described under “Description of Debt Securities—Defeasance and Discharge” in the accompanying prospectus; or

(f)	upon delivery of a written notice of release or discharge by the Operating Partnership to the trustee, upon the release or discharge of all guarantees by such subsidiary guarantor of any Debt of the Operating Partnership other than obligations arising under the indenture and the notes thereunder, except a discharge or a release by or as a result of payment under such guarantees.

Rayonier’s guarantee will be released if we exercise our legal defeasance option or our covenant defeasance option as described under “Description of Debt Securities—Defeasance and Discharge” in the accompanying prospectus or if our obligations under the indenture with respect to the notes are discharged in accordance with the terms of the indenture.

At our request, and upon delivery to the trustee of an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

If at any time after the issuance of the notes, including following any release of a subsidiary guarantor from its guarantee under the indenture, a subsidiary of ours (including any future subsidiary) guarantees any existing or future Principal Senior Indebtedness of ours, we will within 30 days thereafter cause such subsidiary to guarantee the notes by executing and delivering a supplemental indenture in accordance with the indenture.

“Primary Senior Indebtedness” means (a) indebtedness under our revolving credit facility of the guarantors and (b) any future credit, loan or borrowing facility incurred to refinance, replace or supplement such facility providing for the incurrence of indebtedness for money borrowed in an aggregate amount equal to or greater than $150,000,000.

The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries. For the year ended December 31, 2020 and the quarter ended March 31, 2021, respectively, our non-guarantor subsidiaries had sales of approximately $859.2 million (or 100% of total consolidated sales) and $191.4 million (or 100% of total consolidated sales) and net income of approximately $111.0 million (or 373% of total consolidated net income) and $33.1 million (or 220% of total consolidated net income). As of March 31, 2021, the total liabilities of our non-guarantor subsidiaries were approximately $368.1 million. The total assets of our non-guarantor subsidiaries were approximately $4.156 billion as of March 31, 2021 (or 111% of total consolidated assets) (which included approximately $551.6 million of intercompany receivables). As of March 31, 2021, our non-guarantor subsidiaries had $126.5 million of indebtedness outstanding.

Optional Redemption

The notes will be redeemable at our option, in whole or in part, at any time prior to the Par Call Date (three months prior to the maturity date) at a redemption price equal to the greater of:

(i)	100% of the principal amount of the notes to be redeemed; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest thereon assuming the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus accrued and unpaid interest thereon to the date of redemption.

We may redeem the notes at our option, in whole or in part, at any time on or after the Par Call Date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

Neither the trustee nor any paying agent shall have any obligation to calculate any redemption price in respect of the notes or any component thereof and the trustee and each paying agent shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by us that specifies any redemption price.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming, for this purpose, that the notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Par Call Date” means February 17, 2031 (three months prior to the maturity date of the notes).

“Quotation Agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed by us or by the trustee on our behalf. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the trustee will select, on a pro rata basis, by lot or by such other method the trustee deems to be appropriate and fair, the notes or portions there to be redeemed. Any such redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any corporate transaction or event that is pending. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date. We will notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent.

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above and all conditions precedent applicable to such redemption have been satisfied or waived, we will make an offer to each holder of notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of purchase. Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee (the “Change of Control Offer”), describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the notes by virtue of such conflict.

On the Change of Control Triggering Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered pursuant to our offer; and

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Triggering Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer or (2) we exercise our option to redeem all of the notes pursuant to the provisions described under “Optional Redemption” and in the event that such redemption is subject to one or more conditions precedent, such conditions have been satisfied or waived.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of the Operating Partnership, purchase all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice to holders, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings. See “Risk Factors—The Change of Control Triggering Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.”

Definitions

“Below Investment Grade Rating Event” means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2)	the consummation of any transaction or series of related transactions (including, without limitation, a merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock (directly or through the acquisition of voting power of Voting Stock of any direct or indirect parent company of the Operating Partnership), measured by voting power rather than number of shares;

(3)	we consolidate with, or merge with or into, any Person (other than our subsidiary), or any Person (other than our subsidiary) consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which our outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any parent thereof immediately after giving effect to such transaction;

(4)	the adoption of a plan relating to the liquidation or dissolution of Rayonier or the Operating Partnership; or

(5)	at any time that the Operating Partnership is a limited liability company or partnership, Rayonier ceases to be either be the sole general partner or managing member of, or wholly own and control the sole general partner or managing member of, the Operating Partnership, in each case to the extent applicable.

For purposes of this definition, any direct or indirect parent company of us, including Rayonier, shall not itself be considered a “Person” or “group” for purposes of clauses (1) or (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, 50% or more of the total voting power of the Voting Stock of such parent company.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clause (2) above if Rayonier becomes a direct or indirect wholly owned subsidiary of a holding company and (a) the holders of a majority of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of a majority of the Voting Stock of Rayonier immediately prior to that transaction or (b) the shares of the Voting Stock of Rayonier outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such holding company or any parent thereof immediately after giving effect to such transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of our properties and assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event in respect thereof. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. The trustee shall not be responsible for determining whether a change of control triggering event or any component thereof has occurred or is continuing.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” means, with respect to any person, capital stock of any class or kind, interests, participation or other equivalents (however designed, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Covenants

In addition to the covenants described in the accompanying prospectus under “Description of Debt Securities—Covenants,” the following covenants will apply to the notes. You can find the definitions of certain terms used in this section under “—Definitions.”

Consolidation, Merger, Sale or Conveyance of Assets.    We are generally permitted to merge or consolidate with another entity. We are also permitted to sell substantially all of our assets to another entity. With regard to the notes, however, neither Rayonier nor the Operating Partnership will take any of these actions unless all the following conditions are met:

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if we are not the successor entity in the transaction, the successor entity must be a corporation, partnership, trust or limited liability company organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of Rayonier or the Operating Partnership, as applicable, under the notes and the indenture (including any other series of notes issued under the indenture);

•	immediately after giving effect to the transaction, no default under the notes has occurred and is continuing;

•

if Rayonier or the Operating Partnership, as applicable, is not the successor entity in the transaction, each guarantor, unless it has become the successor entity, shall confirm that its guarantee shall continue to apply to the notes; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

Notwithstanding the foregoing, this covenant shall not prohibit a merger or consolidation with, or transfer of all or substantially all assets to, an entity which at the time of such merger, consolidation or transfer is wholly owned by us.

Limitations on Creation of Secured Debt.    Neither we nor any Restricted Subsidiary will issue, incur, create, assume or guarantee any Secured Debt without securing the notes equally and ratably with or prior to that Secured Debt unless after giving effect to such transaction, including any concurrent repayment of any Secured Debt, the sum of (A) the total amount of all Secured Debt with which the notes are not at least equally and ratably secured and (B) the Attributable Debt with respect to all sale and lease-back transactions involving Principal Properties entered into after the date of the initial issuance of the notes, other than those permitted under “—Limitations on Sale and Lease-Back Transactions,” would not exceed at the time of incurrence 15% of Consolidated Net Tangible Assets.

Limitations on Sale and Lease-Back Transactions.    Subject to the immediately succeeding paragraph, neither we nor any Restricted Subsidiary will enter into any lease with a term longer than three years covering any of our or our Restricted Subsidiary’s Principal Property that is sold to any other person (other than us or any Restricted Subsidiary) in connection with that lease unless either:

(1)	we or any of our Restricted Subsidiaries would be entitled to incur Secured Debt on the Principal Property without equally and ratably securing the notes pursuant to the covenant described in “—Limitations on Creation of Secured Debt” above; or

(2)	an amount equal to the greater of (x) the net proceeds from the sale of such Principal Property or (y) the Attributable Debt with respect to the sale and lease-back transaction is applied within 180 days of such sale to the voluntary retirement or prepayment of our or any Restricted Subsidiary’s long-term Debt which is senior to or equal with the notes or the subsidiary guarantees in right of payment or to the purchase or development of other property that will constitute Principal Property; or

(3)	such sale and lease-back transaction is financed through an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between us or a Restricted Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency.

However, we and any of our Restricted Subsidiaries would be able to enter into a sale and lease-back transaction without being required to apply the net proceeds or Attributable Debt as required above if, after giving effect to such transaction, including any concurrent repayment of Secured Debt, the sum of (A) the total amount of all Secured Debt with which the notes are not at least equally and ratably secured and (B) the Attributable Debt of all sale and lease-back transactions entered into after the date of the initial issuance of the notes (other than as permitted by this covenant), would not exceed at the time of incurrence 15% of Consolidated Net Tangible Assets.

Definitions

“Attributable Debt” means, with regard to a sale and lease-back transaction, the lesser of (A) the fair market value of the property subject thereto as determined in good faith by our management or (B) the discounted present value of all net rentals under the lease. The discount rate used to determine the discounted present value will equal the weighted average rates of all securities then issued and outstanding under the indenture.

“Consolidated Net Tangible Assets” means total assets less the sum of total current liabilities and intangible assets, in each case as set forth on our most recent available quarterly consolidated balance sheet and computed in accordance with accounting principles generally accepted in the United States.

“Debt” means, at any time, all obligations of us and each Restricted Subsidiary, to the extent such obligations would appear as a liability on our consolidated balance sheet, in accordance with generally accepted accounting principles, for indebtedness borrowed money, and all guarantees by us or any Restricted Subsidiary of Debt of others.

“Lien” means a mortgage, security interest, security agreement, pledge, lien, charge or any other encumbrance of any kind (other than any negative pledge).

“Principal Property” means (1) Timberlands, and (2) any mill, manufacturing plant or other facility owned on the date of the indenture or thereafter acquired by us or any Restricted Subsidiary, in each case that is located within the continental United States.

“Restricted Subsidiary” means any direct or indirect domestic subsidiary of ours that owns any Principal Property.

“Secured Debt” means any Debt of ours or any of our Restricted Subsidiaries that is secured by a Lien on any Principal Property or on any stock of, or on any Debt of, a Restricted Subsidiary. Secured Debt does not include Debt secured by:

•	Liens existing at the time of acquisition by us or any of our Restricted Subsidiaries on Principal Property or on any stock of, or on any Debt of, a Restricted Subsidiary, whether or not assumed;

•	Liens to secure Debt among us and/or one of our Subsidiaries or among Subsidiaries;

•	Liens of an entity existing at the time such entity is merged or consolidated with us or a Restricted Subsidiary;

•	Liens on shares of stock or on Debt or other assets of an entity existing at the time such entity becomes a Restricted Subsidiary;

•	Liens of an entity at the time of a sale or lease of the properties of such entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

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Liens on Timberlands in connection with an arrangement under which we and/or one or more of our Restricted Subsidiaries are obligated to cut and pay for timber in order to provide the Lien holder with a specified amount of money, however determined;

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Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving the property, or to secure all or part of such property, subject to certain limitations;

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Liens created or incurred in connection with an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between the Company or a Restricted Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency;

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Liens for taxes, assessments or other governmental charges which are not yet due or which are payable without penalty that are being contested by us or a Restricted Subsidiary, and for which adequate reserves have been created;

•	Liens arising out of litigation or judgments being contested in good faith and by appropriate proceedings;

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materialmen’s, mechanics’, workmen’s, repairmen’s, landlord’s Liens for rent or other similar Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by us or any of our Restricted Subsidiaries in good faith and by appropriate proceedings;

•	Liens consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

•	Liens existing at the date of issuance; or

•	Liens constituting any extension, renewal or replacement of any Lien listed above to the extent the amount of the Debt secured by such Lien is not increased.

“Timberlands” means any real property of ours or any Restricted Subsidiary located within the continental United States which contains (or upon completion of a growth cycle then in process is expected to contain) standing timber of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is held primarily for development and not primarily for the production of timber.

Book-Entry Delivery and Settlement

Global Notes

We will issue the notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We understand that:

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the NYSE and FINRA.

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Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes of either series represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes material U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes. This summary supplements and should be read together with the section entitled “Material Federal Income Tax Consequences” beginning on page 26 of the accompanying prospectus. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes.

This discussion is limited to holders who purchase the notes in this offering for cash at a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. holders who hold notes through non-U.S. brokers or other non-U.S. intermediaries;

•	persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	banks or other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•

persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Code); and

•	partnerships and other pass-through entities and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the notes and partners therein should consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Certain Additional Payments

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control Triggering Event”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” Under applicable U.S. Treasury regulations, potential payments arising out of these contingencies should not cause the notes to be treated as contingent payment debt instruments if, as of the dates the notes are issued, there is only a remote likelihood any such payments will occur, such payments are incidental, or certain other exceptions apply. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS, and it is possible that the IRS may take a different position, in which case, if the IRS’s position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You should consult your tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences to U.S. Holders

The following summary will apply to you if you are a U.S. holder of the notes. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons (as defined in Section 7701(a)(30) of the Code) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Interest on the Notes

Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Disposition of the Notes

You generally will recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note equal to the difference, if any, between the amount realized on such disposition and your adjusted tax basis in the note. The amount realized will include the amount of any cash and the fair market value of any other property received for the note. To the extent that any portion of the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will not be included in the “amount realized” but will instead be treated in the same manner as described above in “—Interest on the Notes.” Your adjusted tax basis in the note will generally equal the amount you paid for the note. Any gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of, notes held by you, and backup withholding (currently at a rate of 24%) will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and residents, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. You should consult your tax advisor with respect to this additional tax and its applicability in your particular circumstances.

Tax Consequences to Non-U.S. Holders

The following summary will apply to you if you are a non-U.S. holder of the notes. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Notes

Subject to the discussion below of backup withholding and FATCA withholding, payments to you of interest on the notes generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S.

federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:

•	you do not own, actually or constructively, 10% or more of the capital or profits interests in us;

•	you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•

you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you also appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an applicable income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. (See “— Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business.”)

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for an exemption or a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.

Disposition of the Notes

Subject to the discussion below of backup withholding, you generally will not be subject to U.S. federal income tax on any gain recognized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, you maintain a permanent establishment or fixed base in the United States to which such gain is attributable); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a

non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable income tax treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses. To the extent that any portion of the amount recognized on a sale, redemption, exchange, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will be treated in the same manner as described above in “—Interest on the Notes.”

Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business

If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you then, unless an applicable income tax treaty provides otherwise, the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. holder. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a note and gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.

Information Reporting and Backup Withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement.

Backup withholding generally will not apply to payments to you of interest on a note if the certification described in “—Interest on the Notes” is duly provided or you otherwise establish an exemption.

Payment of the proceeds from the disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable or successor form), and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds from the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.

The backup withholding rate is currently 24%. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Withholding on Payments to Certain Foreign Entities

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on the notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, recently proposed U.S. Treasury regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding the effects of FATCA on your investment in the notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (or “ERISA”), and Section 4975 of the Code prohibit plans that are subject to ERISA, plans, individual retirement accounts, and other arrangements that are subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” under ERISA of such plans and arrangements (collectively, the “Plans”) from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interests” (within the meaning of Section 3(14) of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code) with respect to such a Plan, unless an exemption is available. The acquisition and/or ownership of the notes by a Plan with respect to which we or the underwriters or any of our or their respective affiliates or representatives (collectively, the “Transaction Parties”) is or becomes a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption or there is some other basis on which the acquisition and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and is not prohibited under applicable Similar Laws. This section also may be relevant to any person that proposes to purchase or hold the notes with the assets of employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA, which are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to federal, state, local, non-U.S. or other laws or regulations which are substantially similar to the fiduciary responsibility or prohibited transaction provisions of Section 406 of ERISA and/or Section 4975 of the Code (collectively, “Similar Laws”) (each, a “Non-ERISA Arrangement”).

Accordingly, to prevent the possibility of any such prohibited transaction or violation of any Similar Laws, each purchaser, holder, and subsequent transferee of a note will be deemed to have represented and warranted, in its corporate and fiduciary capacity, by its purchase and holding of a note that either (i) it is neither a Plan nor a Non-ERISA Arrangement and no portion of the assets being used by it to acquire or hold a note constitutes the assets of a Plan nor a Non-ERISA Arrangement or (ii) its acquisition and holding of the note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

In addition, ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. In considering an investment in the notes on behalf of or using the assets of any Plan or Non-ERISA Arrangement, the applicable fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or Non-ERISA Arrangement and the applicable provisions of ERISA, the Code, and any applicable Similar Laws relating to the fiduciary’s duties to the Plan or Non-ERISA Arrangement, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code, and any applicable Similar Laws.

Any person or entity that purchases or holds any note on behalf of or with the assets of a Plan will further be deemed to have acknowledged and agreed, in its corporate and fiduciary capacity, that (i) such purchaser or holder (or its fiduciary) has made and shall make all investment decisions for such purchaser or holder, and such purchaser or holder has not relied and shall not rely in any way upon any of the Transaction Parties or any of their respective employees, agents or affiliates to act as a fiduciary or adviser to such purchaser or holder with respect to (A) the design and terms of such note, (B) such purchaser’s or holder’s investment in such note, or (C) the exercise of, or failure to exercise, any rights such purchaser or holder has under or with respect to such note; (ii) the Transaction Parties and their respective employees, agents and affiliates have acted and will act solely for their own account in connection with all transactions relating to such note; (iii) the interests of the Transaction Parties and their respective employees, agents and affiliates are adverse to the interests of such purchaser or holder; and (iv) neither the Transaction Parties nor any of their respective employees, agents or affiliates is a “fiduciary” (within the meaning of ERISA) or adviser of such purchaser or holder in connection with any such assets, positions or transactions, and any information that the Transaction Parties or any of their respective employees, agents or affiliates may provide is not intended to be impartial investment advice.

Fiduciaries and other persons considering purchasing the notes on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement should consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment. Purchasers of the notes have the sole and exclusive responsibility for ensuring that their purchase, holding and disposition of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or, in the case of a Non-ERISA Arrangement, any Similar Laws). The sale of the notes to a Plan or Non-ERISA Arrangement is in no respect a representation by any of the Transaction Parties that such an investment meets the relevant legal requirements with respect to investments by any such Plan or Non-ERISA Arrangement or that such investment is appropriate for any such Plan or Non-ERISA Arrangement.

UNDERWRITING

J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

The Operating Partnership, the Parent Guarantor, the subsidiary guarantors and the underwriters named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the total principal amount of notes shown in the following table.

Principal amount of notes
J.P. Morgan Securities LLC	$148,500,000
Credit Suisse Securities (USA) LLC	$94,500,000
Truist Securities, Inc.	$67,500,000
Raymond James & Associates, Inc.	$58,500,000
Citigroup Global Markets Inc.	$27,000,000
Goldman Sachs & Co. LLC	$27,000,000
Morgan Stanley & Co. LLC	$27,000,000

Total	$450,000,000

The underwriters are obligated to purchase all of the notes offered in this offering if any such notes are purchased.

The notes sold by the underwriters to the public initially will be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.400% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. The Operating Partnership, the Parent Guarantor and the subsidiary guarantors have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because another underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

In addition to the underwriting discount discussed above, we estimate that our expenses for this offering will be approximately $1.1 million.

The Operating Partnership, the Parent Guarantor and the subsidiary guarantors have agreed to jointly and severally indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Settlement

We expect that delivery of the notes will be made to investors on or about May 17, 2021, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before the date of delivery hereunder should consult their advisors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates are agents and/or lenders under our term loan facility and our revolving credit facility, for which they each received customary compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Each of the underwriters, severally and not jointly, has represented and agreed that it has not and will not offer, sell, or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the Issuer and will not be responsible to anyone other than the Issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, the underwriters are not acting for anyone other than the Issuer and will not be responsible to anyone other than the Issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), on the grounds that the offering of the notes in Japan is made as a private placement for a small number of investors as prescribed under Article 2, Paragraph 3, Item 2 (III) of the FIEA.

Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident in Japan, or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except under circumstances which will result in compliance with all applicable laws, regulations and guidelines, including the requirements applicable to such private placement for a small number of investors under the FIEA, under which the notes may be offered to up to 49 offerees in Japan.

Any offeree in Japan shall acknowledge and agree that it does not need any explanation of important matters under the Financial Instruments Sales Act of Japan (Act No. 101 of 2000, as amended).

Subject to the foregoing, the notes may be offered in Japan to qualified institutional investors (as defined in Article 2, Paragraph 3, Item 1 of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions provided in Article 2 of the FIEA), with the exclusion from the counting of the 49 offerees above. Any qualified institutional investor who acquired the notes is subject to the resale restriction that such qualified institutional investor cannot further assign the notes to anyone other than another qualified institutional investor(s), and such assignment shall be made with the condition of entry to an agreement setting forth such transfer restriction.

Notice to Prospective Investors in Hong Kong

No notes have been offered or sold, and no notes may be offered or sold, in Hong Kong, by means of any document other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the notes has been issued, may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he, she or it is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he, she or it is not acquiring, and has not been offered, any notes in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering.

This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)	the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)	the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)	the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jones Day and with regard to matters of North Carolina law by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Certain U.S. federal income tax matters will be passed upon for us by Vinson & Elkins LLP. Certain legal matters will be passed upon for the underwriters by King & Spalding LLP.

EXPERTS

The consolidated financial statements of Rayonier Inc. and Rayonier, L.P. (the “Companies”) appearing in the Companies’ Annual Report (Form 10-K) for the year ended December 31, 2020, including the schedule appearing therein, and the effectiveness of Rayonier Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Pope Resources as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for revenue recognition effective January 1, 2018 due to the adoption of ASC 606 Revenue from Contracts with Customers.

PROSPECTUS

RAYONIER INC.

DEBT SECURITIES

GUARANTEES

COMMON SHARES

SUBSCRIPTION RIGHTS

PREFERRED SHARES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

RAYONIER, L.P.

DEBT SECURITIES

GUARANTEES

WARRANTS

RAYONIER TRS HOLDINGS INC.

DEBT SECURITIES

GUARANTEES

WARRANTS

By this prospectus, Rayonier Inc. may offer its debt securities, guarantees, common shares, subscription rights, preferred shares, warrants, stock purchase contracts and stock purchase units and each of Rayonier, L.P. and Rayonier TRS Holdings Inc. may offer their debt securities, guarantees, and warrants. Additionally, any or all of the direct or indirect subsidiaries of Rayonier Inc. named herein, including Rayonier, L.P. and Rayonier TRS Holdings Inc., may guarantee any debt securities offered by Rayonier Inc., Rayonier, L.P. or Rayonier TRS Holdings Inc. When referenced in their capacity as guarantors, we refer to Rayonier Inc. and each of its direct and indirect subsidiaries herein as “guarantors.”

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

Rayonier Inc.’s common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “RYN.” On September 9, 2020, the closing price of Rayonier Inc.’s common shares on the NYSE was $28.65 per common share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or quotation system.

INVESTING IN ANY OF THE SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER EACH OF THE FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS, AS WELL AS THE RISKS CONTAINED OR DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN ANY OF THE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 10, 2020.

-i-

Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus and in any accompanying prospectus supplement, references to “we,” “us,” “our,” “the Company” and other similar references are to Rayonier Inc. and all of its subsidiaries (including each of the guarantors) on a consolidated basis. References to “Rayonier” are to Rayonier Inc., references to “Operating Partnership” are to Rayonier, L.P., and references to “TRS Holdings” are to Rayonier TRS Holdings Inc.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Rayonier, Operating Partnership and TRS Holdings may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and any such securities that are debt securities may be guaranteed by Rayonier, Operating Partnership, TRS Holdings, Rayonier Operating Company LLC or any other guarantor identified in any post-effective amendment to the registration statement of which this prospectus forms a part.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. This prospectus may not be used to make sales of other securities unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Rayonier and Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov. TRS Holdings does not currently file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, although the company may elect or may be required to do so in the future. You are encouraged to visit the SEC’s website to view any future SEC filings that these companies might make.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement that we filed with the SEC. You may refer to the registration statement for more information about us and the securities that we may offer. The registration statement is available through the SEC’s website or at its public reference room.

The SEC allows us to “incorporate by reference” the information we file, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make (other than information in such documents that is deemed not to be filed) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

•

Rayonier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form  10-K”) (including the portions of Rayonier’s Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 1, 2020 and incorporated by reference therein), filed with the SEC on February 24, 2020.

•	Rayonier’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 1, 2020 (the “first quarter Form 10-Q”).

•	Rayonier’s and Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 10, 2020 (the “second quarter Form 10-Q”).

•	Rayonier’s Current Reports on Form 8-K, filed with the SEC on January 15, 2020, March 26, 2020, April 2, 2020, April 17, 2020, May 8, 2020 and May 14, 2020.

•	Rayonier’s and Operating Partnership’s Current Reports on Form 8-K, filed with the SEC on May 13, 2020 and September 10, 2020, and Form 8-K/A, filed with the SEC on July 17, 2020.

•

The description of Rayonier’s common shares set forth in its Registration Statement on Form 8-A/A, filed with the SEC on February 4, 1994, as updated by Exhibit 4.6 to the Form 10-K, and any amendment or report filed for the purpose of updating such description.

•

Audited consolidated financial statements of Pope Resources, A Delaware Limited Partnership (“Pope”), as of and for the years ended December 31, 2019 and 2018 (incorporated by reference to Pope’s Form 10-K, filed with the SEC on February 28, 2020).

•

Unaudited consolidated financial statements of Pope as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 (incorporated by reference to Pope’s Form 10-Q, filed with the SEC on May 6, 2020).

We make available free of charge on or through our website, www.rayonier.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports and statements filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any other documents available on our website are not incorporated by reference into this prospectus.

Alternatively, you may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

Investor Relations Department

Rayonier Inc.

1 Rayonier Way

Wildlight, FL 32097

(904) 357-9100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus (including the documents incorporated by reference) and in any applicable prospectus supplement regarding anticipated financial outcomes, including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, including the recent acquisition of Pope, expected harvest schedules, timberland acquisitions, sales of non-strategic timberlands, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking.

Our forward-looking statements are based on management’s current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

The following important factors, together with those identified in the “Risk Factors” section of any prospectus supplement or the documents we incorporate by reference, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this prospectus, any prospectus supplement and the documents we incorporate by reference:

•	the cyclical and competitive nature of the industries or markets in which we operate, as well as fluctuations in demand for, or supply of, our forest products and real estate offerings;

•

adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms, drought and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products;

•

the ultimate impact of the COVID-19 pandemic and measures taken in response thereto on our business, financial condition and results of operations, which are highly uncertain and are difficult to predict;

•

the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control;

•	adverse changes in energy and fuel costs;

•	the cost and availability of third-party logging and trucking services;

•	risks associated with doing business outside of the United States, including changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors;

•	our ability to estimate, and the accuracy of our estimates regarding, timber inventories and growth rates;

•

changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so;

•	our ability to successfully identify, finance and complete timberland acquisitions;

•	the geographic concentration of a significant portion of our timberland;

•	interest rate and currency movements;

•	our ability to access the capital markets, together with our capacity to incur additional debt, and any decision we may make to do so;

•	risks related to our pension and benefit plans and any significant additional cash contributions required to be made to such plans;

•	the uncertainties of potential impacts of climate-related initiatives;

•	the ability of Operating Partnership to continue to qualify as a partnership for U.S. federal income tax purposes; and

•

our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust, or REIT, and changes in tax laws that could adversely affect tax treatment of our specific businesses or reduce the benefits associated with REIT status.

The above description of risks and uncertainties is not all-inclusive but is designed to highlight what we believe are important factors to consider. For additional factors that could impact future results, please see “Risk Factors” herein and similar discussions in our other SEC filings, including, without limitation, the Form 10-K, the first quarter Form 10-Q, the second quarter Form 10-Q and other subsequent reports we file with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any subsequent disclosures the Company makes on related subjects in its subsequent reports filed with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RAYONIER AND OPERATING PARTNERSHIP

We are a leading timberland REIT with assets located in some of the most productive softwood timber growing regions in the U.S. and New Zealand. Rayonier elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, commencing with its taxable year ended December 31, 2004. Rayonier is structured as an umbrella partnership REIT under which substantially all of its business is conducted through Operating Partnership. Rayonier is the sole general partner of Operating Partnership, and, as of June 30, 2020, Rayonier owned a 96.8% interest in Operating Partnership, with the remaining 3.2% interest owned by limited partners of Operating Partnership. Rayonier and Operating Partnership are operated as one business.

The focus of our business is to invest in timberlands and to actively manage them to provide current income and attractive long-term returns to our shareholders. As of December 31, 2019, we owned, leased or managed approximately 2.6 million acres of timberlands located in the U.S. South (1.84 million acres), U.S. Pacific Northwest (379,000 acres) and New Zealand (414,000 gross acres, or 295,000 net plantable acres). In addition, we engage in the trading of logs from New Zealand and Australia to Pacific Rim markets, primarily to support our New Zealand export operations. We have an added focus to maximize the value of our land portfolio by pursuing higher and better use (“HBU”) land sale opportunities.

We originated as the Rainier Pulp & Paper Company founded in Shelton, Washington in 1926. On June 27, 2014, Rayonier completed the tax-free spin-off of its Performance Fibers manufacturing business from its timberland and real estate operations, thereby becoming a “pure-play” timberland REIT.

Under our REIT structure, we are generally not required to pay U.S. federal income taxes on our earnings from timber harvest operations and other REIT-qualifying activities contingent upon meeting applicable distribution, income, asset, shareholder and other tests. As of December 31, 2019 and as of the date of the filing of this prospectus, we believe we are in compliance with all REIT tests.

Our shares are publicly traded on the NYSE under the symbol “RYN.” We are a North Carolina corporation with executive offices located at 1 Rayonier Way, Wildlight, Florida 32097. Our telephone number is (904) 357-9100. Our website address is www.rayonier.com. The information contained on our website is not part of this prospectus unless it is otherwise filed with the SEC.

RISK FACTORS

Our operations are subject to a number of risks. When considering an investment in our securities, you should carefully read and consider the risk factors included in the Form 10-K as supplemented by the first quarter Form 10-Q and the second quarter Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of the events described in those risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions, share repurchases and additions to our working capital.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued from time to time in series under a senior debt indenture or a subordinated debt indenture with a trustee. The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are exhibits to the registration statement of which this prospectus is a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms are incorporated herein by reference.

In this section, references to “the issuer,” “we,” “our” and “us” refer either to Rayonier, Operating Partnership or TRS Holdings, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Global Securities.”

Debt Securities May Be Senior or Subordinated

Rayonier, Operating Partnership and TRS Holdings may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Rayonier, Operating Partnership, TRS Holdings or any of their respective subsidiaries. Accordingly, by owning a debt security, you will be an unsecured creditor of Rayonier, Operating Partnership or TRS Holdings, as the case may be.

No principal, shareholder, member, officer, director, trustee or employee of Rayonier, Operating Partnership or TRS Holdings will have any obligation for payment of debt securities or for any of each others’ obligations, covenants or agreements contained in the debt securities or applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. This waiver and release are part of the consideration for the issuance of debt securities and will not apply to the liability of Rayonier, Operating Partnership or TRS Holdings solely in its capacity of guarantor of any series of debt securities to the extent of any such guarantee.

Any senior debt securities of Rayonier, Operating Partnership and TRS Holdings will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of the issuer’s other senior unsecured and unsubordinated debt.

The subordinated debt securities of Rayonier, Operating Partnership and TRS Holdings will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of the issuer’s “senior indebtedness,” as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. As of June 30, 2020, $1.346 billion (excluding current maturities and deferred financing costs) aggregate principal amount of Rayonier’s and its subsidiaries total indebtedness constituted senior indebtedness. None of the indentures limit the issuer’s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

When we refer to “senior debt securities” in this prospectus, we mean the senior debt securities of Rayonier, Operating Partnership or TRS Holdings, unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean the subordinated debt securities of Rayonier, Operating Partnership or TRS Holdings, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Rayonier

The senior debt securities and the subordinated debt securities of Rayonier will each be governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Rayonier, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of Rayonier are substantially identical, except for the provisions relating to subordination, which are included only in the forms of subordinated debt indenture.

Any or all of the guarantors, including Operating Partnership, TRS Holdings, Rayonier Operating Company LLC or any other guarantor identified in any post-effective amendment to the registration statement of which this prospectus forms a part, may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of Rayonier. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

The trustee under an indenture has two main roles:

•

First, the trustee, including The Bank of New York Mellon Trust Company, N.A. (“BNY Mellon”) in the case of the existing Operating Partnership senior debt indenture (as defined below), can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “Events of Default, Remedies and Notice.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Rayonier, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of Operating Partnership

The senior debt securities and the subordinated debt securities of Operating Partnership will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Operating Partnership, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. Operating Partnership, Rayonier, as parent guarantor, and TRS Holdings and Rayonier Operating Company LLC, as guarantors, have entered into a senior debt indenture, dated as of September 9, 2020, which we refer to as the “existing Operating Partnership senior debt indenture”, with BNY Mellon, as trustee, a copy of which is filed as an exhibit to this registration statement. The existing Operating Partnership senior debt indenture and the other forms of indentures governing the debt securities of Operating Partnership are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, TRS Holdings, Rayonier Operating Company LLC or any other guarantor identified in any post-effective amendment to the registration statement of which this prospectus forms a part, may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of Operating Partnership. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Operating Partnership, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of TRS Holdings

The senior debt securities and the subordinated debt securities of TRS Holdings will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between TRS Holdings, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of TRS Holdings are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, Operating Partnership, Rayonier Operating Company LLC or any other guarantor identified in any post-effective amendment to the registration statement of which this prospectus forms a part, may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of TRS Holdings. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of TRS Holdings, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under a debt indenture as we wish. When we refer to a series of debt securities, we mean a series issued under the applicable indenture. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

Amounts That We May Issue

None of the indentures will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities will not limit Rayonier’s, Operating Partnership’s or TRS Holdings’ ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, none of Rayonier, Operating Partnership or TRS Holdings is subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due and payable. The principal may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal amount may, for federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	whether the issuer of the debt securities is Rayonier, Operating Partnership, or TRS Holdings;

•	whether they will be guaranteed by any of the guarantors;

•	the form and title of the debt securities;

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whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear, or the method of determining such rate, and the interest payment dates for the debt securities;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on these deferred amounts will be payable;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the currency and denominations in which the debt securities will be issuable, if other than a currency and denominations of US$1,000 and any integral multiple of US$1,000;

•	any changes to or additional Events of Default (as described below in “Events of Defaults, Remedies and Notices”) or covenants;

•	the terms, if any, upon which the debt securities may be convertible into or exchanged for stock, other debt securities or other securities;

•	any additional covenants (see “Other Covenants” below);

•	a discussion of the material U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities or any applicable guarantee.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repurchase or repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, at least 10 and not more than 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the holders of the redemption date, of the principal amount of debt securities to be redeemed and, if applicable, of the term of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed. This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed not less than 10 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “Events of Default, Remedies and Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise. Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the applicable subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the applicable subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.

The subordinated debt indenture provides that, until the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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upon any payment or distribution of the assets of the issuer or guarantors thereof to creditors, upon a liquidation or a dissolution of the issuer or guarantors in a bankruptcy, reorganization, insolvency, receivership or similar proceeding; or

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in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any default with respect to any senior debt of the issuer has occurred and is continuing, such that the maturity of the senior debt is accelerated, unless the default has been cured or waived and any related acceleration has been rescinded.

If a distribution is made to holders of subordinated debt that because of the indenture’s subordination provisions should not have been made to them, the holders thereof shall pay it over to the holders of senior debt as their interests arise. If the trustee under the subordinated debt indenture mistakenly pays or distributes to holders of subordinated debt any money or assets to which any holders of senior debt shall be entitled by virtue of the subordination provisions or otherwise, the trustee shall not be liable to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to Rayonier, Operating Partnership or TRS Holdings, as applicable, with respect to the debt securities of each series it issues unless otherwise specified in the applicable prospectus supplement.

Consolidation, Merger, Sale or Conveyance of Assets

Each of Rayonier, Operating Partnership and TRS Holdings is generally permitted to merge or consolidate with another entity. Each of Rayonier, Operating Partnership and TRS Holdings is also permitted to sell substantially all of its assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Rayonier, Operating Partnership or TRS Holdings, as the case may be, may not take any of these actions unless all the following conditions are met:

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If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership, trust or limited liability company organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

•

Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “Events of Default, Remedies and Notice.”

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If the successor entity in the transaction is not the issuer, each guarantor, unless it has become the successor entity, shall confirm that its guarantee shall continue to apply to the debt securities of that series.

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The issuer and the guarantor, if applicable, have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

Notwithstanding the foregoing, this covenant shall not prohibit a merger or consolidation with, or transfer of all or substantially all assets to, an entity which at the time of such merger, consolidation or transfer is wholly owned.

If the conditions described above are satisfied with respect to the debt securities of any series, Rayonier, Operating Partnership or TRS Holdings, as the case may be, as issuer of those debt securities, will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.

Any limitation applicable to the ability of any of the guarantors, including Rayonier, Operating Partnership or TRS Holdings, as the case may be, in its capacity as guarantor of debt securities of any series of Rayonier, Operating Partnership or TRS Holdings to participate in any of the actions described above will be set forth in the supplemental indenture for such series of debt securities.

Reports

So long as any debt securities are outstanding, Rayonier, Operating Partnership or TRS Holdings, as the issuer of such debt securities, as applicable, will file with the trustee, within 15 days after they are required to be filed with the SEC, copies of the annual reports and of the information, documents and other reports which Rayonier, such issuer or any guarantor of such debt securities is required to file with the SEC pursuant to the Exchange Act. Notwithstanding the foregoing, in the event that any direct or indirect parent of Rayonier, Operating Partnership or TRS Holdings is or becomes a guarantor of any series of debt securities, the financial statements, information and other documents required to be provided as described above with respect to such series of debt securities may be those of such parent of such company, subject to any requirements of Rule 3-10 of Regulation S-X of the Securities Act of 1933, as amended (the “Securities Act”).

Other Covenants

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series of debt securities.

Events of Default, Remedies and Notice

Events of Default

Unless otherwise indicated in an accompanying prospectus supplement, each of the following events will be an “Event of Default” under the indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment, if any, on any debt securities of that series when due;

•

failure to comply for 60 days (or 180 days in the case of a Reporting Failure as defined below) after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series;

•	our bankruptcy, insolvency or reorganization; or

•

if any series of debt securities is entitled to the benefits of a guarantee by any of the guarantors, the guarantee by any of the guarantors ceases to be in full force and effect with respect to debt securities of that series (except as otherwise provided by the indenture) or is declared null and void in a judicial proceeding, or any of the guarantors denies or disaffirms its obligations under the indenture or the guarantee.

“Reporting Failure” means Rayonier’s failure to file with the trustee, within 15 days after Rayonier is required to file the same with the SEC within the time periods specified in the Exchange Act or in the relevant forms thereunder (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the annual reports, information, documents or other reports which Rayonier may be required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act.

Exercise of Remedies

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities that may be outstanding under the indenture. If an Event of Default occurs with respect to a series of debt securities, other than an Event of Default described in the fifth bullet point above, and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

A default under the fourth bullet point above will not constitute an Event of Default with respect to a series of debt securities until the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days (or 180 days in the case of a Reporting Failure) after receipt of notice.

The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the trustee or the holders with respect to the debt securities of that series, but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•

all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

The trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any costs, liability or expense that may be incurred in exercising such rights or powers. No holder of debt securities of any series may pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	such holder has previously given the trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any cost, liability or expense to be incurred in pursuit of the remedy;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security;

•

the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request within such 60-day period; and

•	this provision does not, however, affect the right of a holder to sue for enforcement of any overdue payment respecting its own debt securities.

The holders of a majority in principal amount of the outstanding debt securities of each series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	may not lawfully be taken;

•	is inconsistent with any provision of the indenture;

•	the trustee determines would involve the trustee in personal liability; or

•	the trustee determines is unduly prejudicial to the rights of any holder of such debt securities not taking part in such direction.

Notice of Default

We are required to deliver to the trustee, on or before January 31 in each year, a certificate as to our compliance with all conditions and covenants under any form of indenture and the existing Operating Partnership senior debt indenture.

We are required to deliver to the trustee, as soon as possible and in any event within five days after we become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an officers’ certificate setting forth the details of such Event of Default or default and the action which we propose to take with respect thereto.

If a Default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee within the meaning of the applicable indenture, the trustee must mail to each holder of debt securities of that series a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to the debt securities of any series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders of debt securities of that series.

Amendments and Waivers

We may amend the indenture without the consent of any holder of debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	make any change in respect of any other series of debt securities issued under the indenture that is not applicable to such series;

•	provide for the assumption by a successor of our obligations under the indenture;

•	secure the debt securities or add guarantees of debt securities;

•	add covenants for the protection of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate trustee;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

•	establish the form or terms of debt securities of any series to be issued under the indenture.

In addition, we may amend the indenture with the consent of either (i) the holders of a majority in principal amount of the debt securities at the time outstanding of that series or (ii) the holders of a majority in principal amount of all outstanding debt securities of each series that would be affected. We may not, however, without the consent of each holder of any outstanding debt securities that would be affected, amend the indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	reduce any premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	make any debt security payable in currency other than the U.S. Dollar;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	make any change to an amendment provision which requires each holder’s consent;

•	make any change in the waiver provisions; or

•

modify or affect in any adverse manner the terms and conditions of the obligations of any of the guarantors in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt security of Rayonier, Operating Partnership, or TRS Holdings as the case may be.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to all holders of debt securities of an affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive any past Default or Event of Default with respect to that series, except one in respect of:

•	the payment of principal of, premium, if any, or interest on any debt securities of that series; or

•	a provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.

Neither Rayonier, Operating Partnership nor TRS Holdings may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Rayonier, Operating Partnership nor TRS Holdings may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect in any material respect the outstanding subordinated debt securities it has issued of any one or more series, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Defeasance and Discharge

At any time, we may terminate all our obligations under the indenture as they relate to a particular series of debt securities, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate some of our obligations under the indenture, including our obligations:

•	relating to the defeasance trust, including the rights of holders to receive payments from the trust;

•	to register the transfer or exchange of the debt securities of that series;

•	to replace mutilated, destroyed, lost or stolen debt securities of that series; or

•	to maintain a registrar and paying agent in respect of the debt securities of that series.

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under or the operation of:

•	some of the covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and

•	any Event of Default that is added specifically for such series and described in a prospectus supplement.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, we must:

•

irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

•

comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings); and

•

deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service (“IRS”) or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of the debt securities of the defeased series would be entitled to look only to the trust fund for payment of principal of, premium, if any, and interest on their debt securities through maturity.

Although the amount of money and U.S. government obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. We would remain liable for such payments, however. In addition, we may discharge all our obligations under the indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

•	deliver all outstanding debt securities of such series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Global Securities

We may issue any debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered owners or holders of these debt securities under the indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary. Neither we nor the trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any global security (including any transfers between or among depositary participants, members or beneficial owners in any global security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 120 days;

•	we deliver to the trustee for securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to debt securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

The Trustee

The prospectus supplement relating to any series of debt securities will identify the trustee, which in the case of the existing Operating Partnership senior debt indenture is BNY Mellon.

The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims in some cases or to realize for its own account on property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in some other transactions. However, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred under the indenture and is continuing, it must eliminate the conflict or resign as trustee.

If an Event of Default occurs and is continuing, the trustee is required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee reasonable security and indemnity against the costs and liabilities that it may incur.

The trustee may be a depositary for funds of, may make loans to and may perform other routine banking services for us and our affiliates in the normal course of business.

Governing Law

The existing Operating Partnership senior debt indenture is and the debt securities and the guarantees thereunder and any form of senior debt indenture or subordinated debt indenture and the debt securities and the guarantees thereunder will be governed by the laws of the State of New York.

Under the existing Operating Partnership senior debt indenture and any form of indenture, the issuer, the guarantors, the trustee and the holders of the debt securities irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable indenture, the debt securities or the transactions contemplated thereby.

DESCRIPTION OF GUARANTEES

Rayonier may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable indenture and the debt securities, of Operating Partnership or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Operating Partnership or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable indenture or debt security, Rayonier will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Rayonier. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

Operating Partnership may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable indenture and the debt securities, of Rayonier or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable indenture or debt security, Operating Partnership will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Operating Partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

TRS Holdings may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable indenture and the debt securities, of Rayonier or Operating Partnership, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier or Operating Partnership to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable indenture or debt security, TRS Holdings will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by TRS Holdings. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

In addition to the guarantees described above, any of Rayonier’s direct or indirect subsidiaries, each an “additional subsidiary guarantor,” may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable indenture and the debt securities, of Rayonier, Operating Partnership or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, Operating Partnership or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable indenture or debt security, the additional subsidiary guarantor will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the additional subsidiary guarantor. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Unless otherwise provided in the applicable prospectus supplement, the only additional subsidiary guarantor is Rayonier Operating Company LLC.

DESCRIPTION OF CAPITAL STOCK

In this section, references to “we,” “our” and “us” refer to Rayonier Inc. and not to any subsidiaries.

As of July 31, 2020, our authorized capital stock was 495,000,000 shares. Those shares consisted of: (a) 15,000,000 preferred shares, none of which were outstanding; and (b) 480,000,000 common shares, no par value. As of July 31, 2020, 136,512,112 common shares were issued and outstanding. As of that date, we also had 2,793,070 common shares reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans.

In addition, limited partners of Operating Partnership have redemption rights, which enable them to cause Operating Partnership to redeem their Operating Partnership units in exchange for cash or, at our option, common shares on a one-for-one basis. As of July 31, 2020, Operating Partnership had 140,958,265 Operating Partnership units outstanding. Limited partners of Operating Partnership held an aggregated amount of 4,446,153 redeemable Operating Partnership units.

Common Shares

Listing

Our outstanding common shares are listed on the New York Stock Exchange under the symbol “RYN.” Any additional common shares we issue also will be listed on the New York Stock Exchange.

Dividends

Subject to the rights of any series of preferred shares that we may issue, the holders of common shares may receive dividends when and as declared by the board of directors. Dividends may be paid in cash, shares or other form out of legally available funds.

Fully Paid

All outstanding common shares are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable.

Voting Rights

Subject to any special voting rights of any series of preferred shares that we may issue in the future, the holders of common shares may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Holders of common shares may not cumulate their votes in the election of directors.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any. The holders of common shares have no preemptive rights. Common shares are not subject to any redemption provisions and are not convertible into any other securities.

Preferred Shares

Our board of directors can, without approval of shareholders, issue one or more series of preferred shares. Subject to the provisions of our articles of incorporation and limitations prescribed by North Carolina law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred shares, the number of shares constituting each series and the terms and conditions of issue. Our articles of incorporation limit the amount any holder of preferred shares is entitled to receive upon an involuntary liquidation of Rayonier to $100 per preferred share.

If we offer preferred shares, the specific designations and rights will be described in the prospectus supplement relating to the preferred shares offered. The registration statement of which this prospectus forms a part will incorporate by reference the certificate of amendment of our charter relating to the offered series of preferred shares.

Undesignated preferred shares may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of preferred shares may adversely affect the rights of the holders of our common shares. For example, any preferred shares issued may rank prior to our common shares as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into common shares. As a result, the issuance of preferred shares may discourage bids for our common shares or may otherwise adversely affect the market price of our common shares or any existing preferred shares.

The preferred shares will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our articles of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.

Limitations on Removal of Directors

Our directors can be removed only for cause. Restricting the removal of directors makes it more difficult for shareholders to change the majority of the directors and instead promotes a continuity of existing management.

Special Meetings of Shareholders

Neither our articles of incorporation nor our bylaws give shareholders the right to call a special meeting of shareholders. Our bylaws provide that special meetings of shareholders may be called only by our board of directors.

Blank Check Preferred Shares

Our certificate of incorporation authorizes the issuance of blank check preferred shares. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred shares and could issue such shares in either private or public transactions. In some circumstances, the blank check preferred shares could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

Amendment of our Bylaws

Our bylaws may be amended or repealed by our board of directors, including any bylaw adopted, amended or repealed by our shareholders.

North Carolina Shareholder Protection Act

The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any other entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the act are satisfied.

“Business combination” is defined by the statute as (i) any merger, consolidation or conversion of a corporation with or into any other entity, (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof by any other entity of assets having a value of $5,000,000 or more in exchange for securities of the corporation.

The act contains provisions that allowed a corporation to “opt out” of the applicability of the act’s voting provisions within specified time periods that generally have expired. The act applies to Rayonier since we did not opt out within these time periods.

Requirements for Qualification as a REIT

In order to maintain our qualification as a REIT, we must abide by certain provisions in the Code, including rules restricting concentration of ownership. For more information, please see “Material U.S. Federal Income Tax Consequences—Taxation of Rayonier—Organizational and Ownership Requirements.”

Limitation of Liability of Officers and Directors

Our articles of incorporation limit the liability of our directors and officers to us and our shareholders to the full extent from time to time permitted by law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s duty in such capacity, except for liability:

•	for any acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with our best interests;

•	for unlawful distributions as provided in Section 55-8-33 of the North Carolina Business Corporation Act; or

•	for any transaction from which the director derived an improper personal benefit.

Our articles of incorporation also provide indemnification to our directors and officers to the fullest extent permitted from time to time by applicable law. Our directors and officers generally are entitled to indemnity against all liabilities and expenses in any suit or preceding, including a derivative suit, arising out of their status or activities as directors or officers, unless the actions taken by the individual to be indemnified were at the time taken known or believed by him or her to be clearly in conflict with our best interests.

The inclusion of these provisions in our articles of incorporation may reduce the likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against our directors for breach of their duties, even though such an action, if successful, might have otherwise benefited us and our shareholders. These provisions do not alter the liability of directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Transfer Agent and Registrar

Our transfer agent and registrar of the common shares is Computershare Limited.

DESCRIPTION OF RIGHTS

The following description of the terms of the subscription rights sets forth certain general terms and provisions of the subscription rights to which any prospectus supplement may relate. We may issue subscription rights for the purchase of preferred shares or common shares. Subscription rights may be issued independently or together with preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to the applicable prospectus supplement of Rayonier, which will describe the specific terms of the subscription rights to purchase preferred shares or common shares offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the preferred shares or common shares upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of preferred shares or common shares that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	a discussion of any applicable material U.S. federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

As of June 30, 2020, no subscription rights for any securities of Rayonier were outstanding.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants by the named issuer will describe the terms of such debt warrants, including the following:

•	the name of the issuer of such debt warrants;

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise prices are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

As of June 30, 2020, no debt warrants were outstanding.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred share warrants or common share warrants by Rayonier will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of June 30, 2020, no preferred share warrants or common share warrants were outstanding.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of the terms of the stock purchase contracts and stock purchase units sets forth certain general terms and provisions of the stock purchase contracts and stock purchase units of Rayonier to which any prospectus supplement may relate.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of common shares or preferred shares at a future date or dates. The price per common share or preferred share and the number of such shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or U.S. treasury securities securing the holders’ obligations to purchase the common shares or preferred shares under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement of Rayonier will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

As of June 30, 2020, no stock purchase contracts or stock purchase units of Rayonier were outstanding.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the federal income tax issues that you, as a holder of our securities, may consider relevant. Vinson & Elkins L.L.P. has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code); and

•	persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that securityholders hold our shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT, although we have received a private letter ruling to the effect that our timberlands, including those timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests, and that our gains derived from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. See “—Timber Cutting Contracts.” Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Rayonier

General

We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004. In connection with this prospectus, Vinson & Elkins L.L.P. is rendering an opinion that, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2004 through December 31, 2019, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2020 and subsequent taxable years. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon various customary assumptions relating to our organization and operation, is conditioned upon certain representations and covenants made by us, Rayonier Forest Resources, L.P., Pope Resources, A Delaware Limited Partnership, or Pope, and certain subsidiary REITs of Pope (in the case of Pope and such subsidiary REITs, as of the date of our merger with Pope) as to factual matters, including representations regarding each’s organization, the nature of each’s assets and income and the conduct of each’s business operations. Vinson & Elkins L.L.P.’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify as a REIT.”

Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on the portion of our ordinary income and capital gain that we currently distribute to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation.

Even if we qualify to be taxed as a REIT, we will be subject to federal tax under certain circumstances, including the following:

•

We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•	For taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to shareholders.

•

If we acquire an asset from a corporation that is subject to corporate-level tax under subchapter C of the Code in a transaction in which our basis in the asset is determined by reference to the transferor’s basis (a “carryover basis transaction”), we will be subject to tax at the highest regular corporate rate applicable if we recognize gain on a disposition of the asset during the five-year period following our acquisition of the asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain recognized at the time of the sale or disposition and (2) the amount of gain we would have recognized if we had sold the asset at the time we acquired it. Income derived from the harvesting and sale of timber pursuant to certain timber cutting contracts (as opposed to gain derived from the sale of timberlands) is not subject to this built-in gains tax.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test as discussed below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•

If we should fail to satisfy the asset tests or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of failures of the asset tests other than de minimis failures of the 5% asset test or the 10% vote or value test (as described below under “Asset Tests”), will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

We will generally be required to pay a 4% excise tax on the amount by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•

A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a TRS, if and to the extent that the IRS successfully determines the items were transacted at less than arm’s length and adjusts the reported amounts of these items.

In addition, we, including our subsidiaries and affiliated entities, may be subject to a variety of taxes, including payroll taxes and state, local and non-U.S. income, property and other taxes on our assets and operations. Our TRSs, including TRS Holdings, will also be subject to U.S. federal corporate income taxes on their taxable income.

Requirements for Qualification

We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004. In order to continue to qualify as a REIT, we must meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income.

Organizational and Ownership Requirements

A REIT is a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that elects (or has elected) to be a REIT, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4), (8) and (9) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Though our charter does not provide restrictions regarding transfers of our shares, we anticipate that the current diversity of our shareholder base will continue and that we will satisfy the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must request written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these recordkeeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the request is required by applicable U.S. Treasury regulations to submit a statement with its tax return disclosing its actual ownership of the shares and other information. If we comply with these requirements and do not know, or exercising reasonable due diligence, would not have known, of our failure to meet condition (6) above, we will be treated as having met such condition.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests described below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by one or more other disregarded subsidiaries of the REIT, or by a combination of the two.

Unincorporated domestic entities, such as single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, so that their income and assets are treated as income and assets of their regarded owners, including for purposes of the REIT gross income and asset tests. Qualified REIT subsidiaries and disregarded entities are sometimes referred to herein as “pass-through subsidiaries.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earning directly by its parent REIT. The TRS and the REIT must jointly elect to treat the subsidiary corporation as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay U.S. federal income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We have elected to treat Matariki Forests North Island Limited, Matariki Forests Trading Limited, Ngatimanawa Forest Limited, Rayonier HB Limited, and Rayonier TRS Holdings Inc. (and its wholly owned subsidiaries) as TRSs. We may elect to treat additional entities as TRSs in the future. Our TRSs are subject to U.S. federal corporate income tax on their taxable income.

Partnerships

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. For purposes of the 10% value test (as described in “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests described below. Thus, our proportionate share of the assets, liabilities, and items of income of any entity treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly (including our Operating Partnership), will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Subsidiary REITs

We have formed and acquired equity interests, and may in the future form or acquire equity interests, in entities that have elected to be taxed as REITs for U.S. federal income tax purposes. Each of these subsidiary REITs must meet all of the REIT qualification tests discussed herein. Each of them may also be subject to tax on certain items of its income and gain as described above. We believe that each of our subsidiary REITs has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. However, if a subsidiary REIT were to fail to qualify as a REIT, then (1) such subsidiary REIT would become subject to regular U.S. federal corporate income tax (as described in “—Failure to Qualify as a REIT” below) and (2) our ownership of stock in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test and the 10% value test generally applicable to ownership in corporations other than REITs, QRSs and TRSs. See “—Asset Tests” below. If any subsidiary REIT were to fail to qualify as a REIT, it is possible that we may not meet the 10% vote test and the 10% value test with respect to our interest in such subsidiary REIT, in which event we would fail to qualify as a REIT unless we could avail ourself of certain relief provisions. We may make “protective” TRS elections with respect to our subsidiary REITs and may implement other protective arrangements intended to avoid such an outcome if a subsidiary REIT were not to qualify as a REIT, but there can be no assurance that such “protective” TRS elections and other arrangements would be effective to avoid the resulting adverse consequences to us. Moreover, even if any such “protective” TRS elections with respect to a subsidiary REIT were to be effective in the event of the failure of such subsidiary REIT to qualify as a REIT, we cannot assure you that we would not fail to satisfy the requirement that not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs. In this event, we would fail to qualify as a REIT unless it or the applicable subsidiary REIT could avail itself of certain relief provisions.

Income Tests

In order to maintain our qualification as a REIT, we must annually satisfy two gross income requirements. First, for each taxable year, at least 75% of our gross income must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property, mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs (including our subsidiary REITs);

•

gain from the sale of real estate assets (excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held primarily for sale to customers in the ordinary course of business;

•	income and gain derived from foreclosure property;

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

income derived from the temporary investment of new capital that is attributable to the issuance of the REIT’s capital stock or a public offering of the REIT’s debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from Rayonier’s sale of property that it holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. As discussed further below, income and gain from “hedging transactions” that are clearly and timely identified are excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, cancellation of indebtedness income and certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Timber Cutting Contracts. We have received a private letter ruling from the IRS substantially to the effect that our timberlands, including those timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests, and that our gains derived from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. In reaching these conclusions, the IRS expressly relied upon a representation from us that our disposal of timber pursuant to these timber cutting contracts will qualify as disposal of timber under Section 631(b) of the Code.

Rents from Real Property. Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met:

•

First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•

Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•

Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•

Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting its rental income from the related properties.

If the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for TRSs or (3) we furnish non-customary services to tenants of the property in excess of the 1% threshold, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” If such rent, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification unless we were able to qualify for a statutory REIT savings provision. See “—Failure to Qualify as a REIT.”

Substantially all of the rental income that we have received in the past and anticipate to receive in the future is derived from hunting leases, beekeeping leases, leases for the use of real property and the rental of rights of way through certain properties. We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. We will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from our subsidiary REITs and any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income or profits. Other fees are not qualifying income for purposes of either gross income test.

Prohibited Transactions. If we should realize any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any partnership in which we are a partner) then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. In addition, such income would be subject to a 100% tax. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. However, sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. Specifically, a sale of a real estate asset held primarily for sale in the ordinary course of business by a timber REIT is not a prohibited transaction if:

•	the asset has been held for at least two years in the trade or business of producing timber;

•

the aggregate expenditures made by the REIT or a partner of the REIT during the two-year period before the date of sale that are includible in the basis of the property (other than timberland acquisition expenditures) and that are directly related to the operation of the property for the production of timber or for the preservation of the property for use as timberland, do not exceed 30% of the net selling price of the property;

•

the aggregate expenditures made by the REIT or a partner of the REIT during the two-year period before the date of sale that are includible in the basis of the property (other than timberland acquisition expenditures) and that are not directly related to the operation of the property for the production of timber or for the preservation of the property for use as timberland, do not exceed 5% of the net selling price of the property.

•	the sales price of the property is not based in whole or in part on income or profits, including income or profits derived from the sale or operation of the property;

•

either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted tax bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted tax bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted tax bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%; and

•

if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We generally intend to conduct our activities so that our sales of timberlands (other than those undertaken by our TRSs) qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor. We cannot assure you, however, that we can comply with this safe harbor or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” We attempt to conduct any activities that could give rise to a prohibited transaction through our TRSs. For example, certain types of timberland sales and sales of delivered wood are conducted through our TRSs. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur significant U.S. federal income tax liability as a result of those sales.

Foreclosure Property. We will be subject to U.S. federal income tax at the corporate rate (currently 21%) on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions. Income and gain from “hedging transactions” are excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy certain other identification requirements. To the extent that we hedge or for other purposes, or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.

If we enter into a qualifying hedging transaction as described above, referred to as an original hedge, and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the original hedge, referred to as a counteracting hedge, income from the original hedge and income from the counteracting hedge (including gain from the disposition of the original hedge and the counteracting hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.

Foreign Currency Gain. Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on an interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Qualify. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “General,” even if these relief provisions apply, we would incur a 100% U.S. federal income tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

•	First, at least 75% of the value of our total assets must consist of:

•

interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	cash or cash items, including certain receivables, money market funds and, in certain cases, foreign currencies;

•	U.S. government securities;

•	interests in mortgages on real property;

•	shares in other REITs and debt instruments of “publicly offered REITs”; and

•	investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term.

•	Second, not more than 25% of the value of our total assets may consist of securities other than securities satisfying the 75% test.

•

Third, other than investments included in the 75% asset class or securities of our TRSs, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

•

Fourth, other than investments included in the 75% asset class or securities of our TRSs, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

•	Fifth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

•

Sixth, not more than 25% of the value of our total assets may be represented by debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.

For purposes of the second, third and fourth asset tests, the term “securities” does not include stock in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or another disregarded entity or of a TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “Gross Income Tests.”

The board of directors will determine the value of our assets for the purpose of ascertaining compliance with the REIT asset tests. Such a determination is binding upon the IRS so long as our board of directors acts in good faith. As of the date of this prospectus, we believe that we have satisfied the asset tests described above related to the value of our real estate assets, and we expect that, after the date of this prospectus, we will continue to satisfy such asset tests. However, we will not obtain independent appraisals to support its conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets and is not wholly or partly caused by our acquisition of one or more non-qualifying assets. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.

A relief provision in the Code allows a REIT which fails one or more of the asset requirements (other than a de minimis failure of the 10% vote or value or 5% asset tests) to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the U.S. federal corporate income tax rate (currently 21%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% vote or value and 5% asset tests. Specifically, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “—Failure to Qualify as a REIT.”

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions (other than capital gain dividends and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain or loss) and

•	90% of the net income (after tax), if any, from foreclosure property, minus

•	the sum of certain items of non-cash income over 5% of our “REIT taxable income” (computed without regard to the dividends paid deduction and net capital gain).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits, or E&P. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Further, to the extent that a REIT is not a “publicly offered REIT,” in order for its distributions to be counted as satisfying the annual distribution requirement for REITs and to provide it with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents. The preferential dividend rule does not apply to “publicly offered REITs.” We are currently a “publicly offered REIT.” However, our subsidiary REITs are not “publicly offered REITs” and must comply with this prohibition on preferential dividends.

To the extent that we do not distribute all of our capital gain or we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to U.S. federal income tax on the undistributed income at corporate income tax rates. If we should fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on),

we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the U.S. federal income tax on such gains at the corporate tax rate (currently 21%);

•

our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example, due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the U.S. federal income tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short- or possibly long-term borrowings, issue equity, or sell assets.

The Tax Cuts and Jobs Act of 2017, or the TCJA, limited a taxpayer’s net interest expense deduction to 30% (adjusted, in the absence of an election otherwise, to 50% for non-partnership entities for their 2019 and 2020 taxable years and for partnerships for their 2020 taxable years under the Coronavirus Aid, Relief, and Economic Security Act of 2020, or the CARES Act) of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, net operating losses, or NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. Under the CARES Act, a taxpayer may elect to use its adjusted taxable income from its 2019 taxable year for purposes of calculating its limitation in its 2020 taxable year. For partnerships, the interest deduction limitation is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. The TCJA allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We have not yet determined whether we or any of our subsidiaries will make this election. Additionally, any of our TRSs which have borrowed either from us or third parties may be negatively impacted. Disallowed interest expense may be carried forward indefinitely (subject to special rules for partnerships).

In addition, NOL provisions were modified by the TCJA. The TCJA limited the NOL deduction to 80% of taxable income (before the deduction), but this limitation has been lifted for 2021 by the CARES Act. The TCJA also generally eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The CARES Act modified this to allow for 5-year NOL carrybacks with respect to NOLs of individuals and non-REIT corporations arising in taxable years beginning after December 31, 2017 and before January 1, 2021, but did not modify the treatment of NOL carrybacks for REITs.

We may satisfy the 90% distribution test with taxable distributions of our capital stock. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. On May 4, 2020, the IRS issued Revenue Procedure 2020-19, which temporarily reduces (through the end of 2020) the minimum amount of the distribution that must be available in cash to 10%. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our shareholders may be required to pay U.S. federal income tax in excess of the cash that they receive.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Distribution of C-Corporation Earnings and Profits

In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed tax E&P that is attributable to a C corporation taxable year, or C corporation E&P. We believe that we have distributed all of our C corporation E&P.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to U.S. federal income tax (including, for taxable years beginning on or before December 31, 2017, any applicable alternative minimum tax) on our taxable income at corporate income tax rates plus potential penalties and/or interest. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us and, in fact, would not be required to be made. In such event, all distributions to shareholders would be subject to U.S. federal income tax as ordinary income to the extent of our current and accumulated E&P. Subject to certain limitations, corporate U.S. shareholders may be eligible for the dividends received deduction and non-corporate U.S. shareholders might be eligible for U.S. federal income taxation at reduced rates of up to 20% applicable to qualified dividend income. Unless we were entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be subject to tax as a REIT for the four taxable years following the year during which our REIT qualification was lost. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Holders of our Capital Stock

Taxation of Taxable U.S. Shareholders

The term “U.S. shareholder” means a beneficial owner of our capital stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

Distributions on Capital Stock

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as income distributions made out of our current or accumulated E&P that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated E&P, our E&P will be allocated first to our preferred share dividends and then to our common share dividends. Under the TCJA, individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income” under the TCJA. However, to qualify for this deduction, the U.S. holder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a current maximum 29.6% U.S. federal income tax rate on such REIT dividends for non-corporate taxpayers. Without further legislation, the deduction will sunset after 2025.

A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates). The maximum tax rate for qualified dividend income received by non-corporate U.S. shareholders taxed at individual rates is 20%. By contrast, the maximum tax rate on ordinary REIT dividend income is currently 29.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as a TRS, or (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its capital stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.”

As discussed above, we may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we recognize in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated E&P if the distribution does not exceed the adjusted tax basis of the U.S. shareholder’s capital stock. Instead, the distribution will reduce the adjusted tax basis of such capital stock.

A U.S. shareholder will recognize a distribution in excess of both our current and accumulated E&P and the U.S. shareholder’s adjusted tax basis in its capital stock as long-term capital gain, or short-term capital gain if the capital stock has been held for one year or less, assuming the capital stock is a capital asset in the hands of the U.S. shareholder.

U.S. shareholders may not include in their U.S. federal income tax returns any of our NOLs or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our capital stock will not be treated as passive activity income and, therefore, U.Se. shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. holders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our capital stock.

Disposition of Capital Stock

In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. shareholder has held the capital stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A U.S. shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of any net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of capital stock held by such U.S. shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. shareholder purchases substantially identical capital stock within 30 days before or after the disposition.

Conversion of Preferred Shares

Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted shares of preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common shares received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such U.S. shareholder exchanges our common shares received on a conversion of preferred shares for cash or other property.

Redemption of Preferred Shares

In general, a redemption of any preferred shares will be treated under Section 302 of the Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described in “Taxation of U.S. Shareholders on the Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred shares if the redemption:

•	is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our capital stock;

•	results in a “complete termination” of the U.S. shareholder’s interest in all classes of our capital stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. shareholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “Taxation of Taxable U.S. Shareholders” above. In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining stock holdings in our company. If the U.S. shareholder does not retain any of our capital stock, such basis could be transferred to a related person that holds our capital stock or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed holder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed holder’s remaining, unredeemed shares of preferred shares of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. As of March 28, 2019, these proposed regulations have been withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. shareholder’s preferred stock with respect to amounts treated as a distribution with respect to preferred shares, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual U.S. federal income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20%. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.”

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate U.S. shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate U.S. shareholders may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate U.S. shareholder may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate U.S. shareholder may carry forward unused capital losses indefinitely. A corporate U.S. shareholder must pay tax on its net capital gain at U.S. federal corporate income rates. A corporate U.S. shareholder may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Individuals, trusts and estates whose income exceeds certain thresholds will also be subject to an additional 3.8% Medicare tax on gain from the sale of our capital stock. U.S. shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our capital stock.

Taxation of Tax-Exempt U.S. Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of our capital stock with debt, a portion of the income that such holder receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of the value of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either: one pension trust owns more than 25% of the value of our capital stock; or

•	A group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Tax-exempt U.S. holders are urged to consult their tax advisors regarding the federal, state, local, and foreign tax consequences of acquisition, ownership and disposition our capital stock.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a beneficial owner of our capital stock that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, foreign, state, and local income tax laws on ownership of our shares, including any reporting requirements.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated E&P. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.

However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution, unless reduced by an applicable tax treaty. We plan to withhold U.S. income tax at a 30% rate on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us,

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated E&P if the excess portion of such distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the non-U.S. shareholder’s adjusted basis of that capital stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated E&P and the adjusted basis of the capital stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated E&P. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated E&P, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated E&P.

For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below for (1) distributions on a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such stock and (2) distributions to “qualified shareholders” and “qualified foreign pension funds,” a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal U.S. federal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

However, if the applicable class of our shares is regularly traded on an established securities market in the United States, capital gain distributions on such class of shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution or the non-U.S. shareholder was treated as a “qualified shareholder” and “qualified foreign pension fund.” In such a case, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common shares are regularly traded on an established securities market in the United States. If our common shares are not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on our distributions, non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our shares, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified shareholder” is a foreign person that either (1) is eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that represents more than 50% of the value of all of the partnership’s units and is regularly traded on the NYSE or NASDAQ markets, (2) is a “qualified collective investment vehicle” (as defined below) and (3) maintains records of the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.

A “qualified collective investment vehicle” is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity owns more than 10% of the stock of the REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership and would be treated as a U.S. real property holding corporation, or USRPHC, under FIRPTA if it were a domestic corporation or (3) is designated as such by the Secretary of the Treasury and is either (a) “fiscally transparent” within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by one or more “qualified foreign pension funds” who holds our shares directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income tax as income effectively connected with the conduct of a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified foreign pension fund” is any trust, corporation or other organization or arrangement (1) which is created or organized under the laws of a country other than the United States or a political subdivision thereof, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, taking into account certain attribution rules, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax or other governmental authorities in the country in which it is established or operates and (5) with respect to which, under the laws of the country in which it is established or operates, and subject to a de minimis exception, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA. Under FATCA a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock if we are a USRPHC during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. Rayonier believes that it is a USRPHC based on its investment strategy. However, even if we are a USRPHC, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test has been or will be met.

If the applicable class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. shareholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells such stock. Under this additional exception, the gain from such a sale by a non-U.S. shareholder will not be subject to tax under FIRPTA if (1) the applicable class of our capital stock is treated as being regularly traded on an established securities market under applicable Treasury regulations and (2) the non-U.S. shareholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe our common shares are regularly traded on an established securities market.

In addition, a sale of our shares by a “qualified shareholder” or a “qualified foreign pension fund” who holds our shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our shares, non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of shares of our capital stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to any applicable alternative minimum tax. In addition, distributions to corporate non-U.S. shareholders that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax, unless reduced by an applicable tax treaty. Finally, if we are not a domestically controlled qualified investment entity at the time our capital stock is sold and the non-U.S. shareholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our capital stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.

With respect to individual non-U.S. shareholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our capital stock will be taxable to such non-U.S. shareholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Conversion of Preferred Shares

If our preferred shares do not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. shareholder of the conversion of our preferred shares into common shares will generally be the same as those described above for a U.S. shareholder. However, if our preferred shares do constitute a USRPI, the conversion of our preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder. However, even if our preferred shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares do constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common shares received over such non-U.S. shareholder’s adjusted basis in its preferred shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common shares. Non-U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our preferred shares for cash or other property.

Redemption of Preferred Shares

For a discussion of the treatment of a redemption of our preferred shares for a non-U.S. shareholder, see “—Taxation of U.S. Shareholders on a Redemption of Preferred shares.”

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding (currently at a rate of 24%) with respect to distributions unless the U.S. shareholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to distributions made by us (or our paying agent, in its capacity as such) to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if we (or our paying agent, in its capacity as such) has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the check-the-box regulations; and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A “publicly traded partnership” is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and is generally taxable as a corporation for U.S. federal income tax purposes. An exception provides, however, that a publicly traded partnership will not be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest and dividends, or the 90% passive income exception. The limited partnership agreement of our Operating Partnership contains restrictions intended to ensure that the Operating Partnership’s units are not considered to be traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof. However, to the extent that such restrictions are ineffective to ensure that the Operating Partnership units are not considered to be traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, our Operating Partnership may qualify for the 90% passive income exception.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is generally not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, as discussed below, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) allocations”). The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the future, our Operating Partnership may acquire property that may have a built-in gain or a built-in loss in exchange for Operating Partnership units. Our Operating Partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our Operating Partnership’s assets attributable to such contributions.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their Built-in Gain or Built-in Loss on those properties for U.S. federal income tax purposes. The partners’ Built-in Gain or Built-in Loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Rules

Under the Bipartisan Budget Act of 2015, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is not entirely clear how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State, Local and Foreign Taxes

We and/or our securityholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities, guarantees, preferred shares, common shares or warrants in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	“at the market” into an existing market for the common stock;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date.

Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us, Operating Partnership, TRS Holdings or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters may be passed upon for us by Jones Day and with regard to matters of North Carolina law by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., or by other counsel named in a prospectus supplement. Certain tax matters may be passed upon for us by Vinson & Elkins L.L.P., or by other counsel named in a prospectus supplement.

EXPERTS

The consolidated financial statements of Rayonier Inc. appearing in Rayonier Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, including the schedule appearing therein, and the effectiveness of Rayonier Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports, thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Rayonier Operating Company LLC at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, including the schedule appearing therein, as predecessor-in-interest to Rayonier, L.P., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Pope Resources, A Delaware Limited Partnership, as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for revenue recognition effective January 1, 2018 due to the adoption of ASC 606 Revenue from Contracts with Customers.

$450,000,000

Rayonier, L.P.

2.750% Senior Notes due 2031

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan

Credit Suisse

Truist Securities

Lead Manager

Raymond James

Co-Managers

Citigroup

Goldman Sachs & Co. LLC

Morgan Stanley

May 12, 2021